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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Forest Oil Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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☐	Fee paid previously with preliminary materials.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Forest Oil Corporation
707 Seventeenth Street, Suite 3600
Denver, Colorado 80202

March 26, 2009

Dear Fellow Shareholder:

        We cordially invite you to attend the annual meeting of shareholders of Forest Oil Corporation to be held on Tuesday, May 12, 2009, at 9:00 a.m., M.D.T., at the Marriott Hotel, 1701 California Street, Denver, Colorado.

        At this year's meeting, you will be asked to elect two Class III directors; approve an additional 500,000 shares for issuance under the Forest Oil Corporation 1999 Employee Stock Purchase Plan and certain administrative changes; and ratify the appointment of Ernst & Young LLP as our independent registered public accountants. Details regarding each of the proposals are described in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement.

        We are pleased to be using the U.S. Securities and Exchange Commission rule that allows companies to furnish their proxy materials over the Internet. As a result, we are mailing to many of our shareholders a notice of the availability of the proxy materials for the annual meeting of shareholders to be held on May 12, 2009 instead of a paper copy of the annual meeting notice, the accompanying proxy statement, and our 2008 Annual Report. The notice contains instructions on how to access those documents over the Internet. The notice also contains instructions on how each of those shareholders can receive a paper copy of our proxy materials, including the notice, the accompanying proxy statement, our 2008 Annual Report, and a form of proxy card or voting instruction card. All shareholders who do not receive a notice will receive a paper copy of the proxy materials by mail. We believe that this process represents a more direct mechanism for disseminating information, will reduce the necessary number of printed copies and thus reduce the environmental impact of producing and delivering these materials, and will pare down the associated costs.

        As owners of Forest common stock, your vote is important. Whether or not you plan to attend the annual meeting, we hope that you will vote as soon as possible. You may vote by proxy over the Internet or by telephone, or, if you received paper copies of the proxy materials by mail, you can also vote by mail by following the instructions on the proxy card or voting instruction card.

        On behalf of our Board of Directors, thank you for your continued interest in Forest Oil.

Sincerely,

H. Craig Clark President and Chief Executive Officer

Forest Oil Corporation
707 Seventeenth Street, Suite 3600
Denver, Colorado 80202

 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 12, 2009

        We will hold the annual meeting of shareholders of Forest Oil Corporation on Tuesday, May 12, 2009, beginning at 9:00 a.m., M.D.T., at the Marriott Hotel, 1701 California Street, Denver, Colorado 80202. The items of business are:

  1.
  Election of two Class III directors;

  2.
  Approval of an additional 500,000 shares for issuance under the Forest Oil Corporation 1999 Employee Stock Purchase Plan and certain administrative changes;

  3.
  Ratification of the appointment of Ernst & Young LLP as Forest's independent registered public accountants for the year ending December 31, 2009; and

  4.
  Consideration of such other business as may be properly brought before the meeting.

        Only Forest shareholders of record at the close of business on March 13, 2009, the record date for the meeting, are entitled to vote at the meeting and any adjournments or postponements of the meeting.

        Whether or not you plan to attend the annual meeting, we urge you to vote as soon as possible. You may vote your shares over the Internet, or via a toll-free telephone number. If you received a paper copy of a proxy card or voting instruction card by mail, you may submit your proxy or voting instruction card by completing, signing, dating, and returning your proxy card or voting instruction card in the pre-addressed envelope provided. If you attend the meeting, you will have the right to revoke the proxy and vote your shares in person. For specific instruction on how to vote your shares, please refer to the section heading "GENERAL INFORMATION" in the accompanying proxy statement.

By Order of the Board of Directors,

Cyrus D. Marter IV Senior Vice President, General Counsel and Secretary

Denver, Colorado
March 26, 2009

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS
FOR THE FOREST OIL CORPORATION
ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 12, 2009

        This notice, the accompanying proxy statement, and our 2008 Annual Report to Shareholders, which includes our Annual Report on Form 10-K for the year ended December 31, 2008, are available on our website at www.forestoil.com. Additionally, and in accordance with the new SEC rules, you may access these materials at the cookies-free websites indicated in the notice of the availability of proxy materials that you may receive from our transfer agent, BNY Mellon Shareowner Services, or Broadridge Financial Solutions, Inc.

i

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS
To Be Held Tuesday, May 12, 2009

Forest Oil Corporation
707 Seventeenth Street, Suite 3600
Denver, Colorado 80202
www.forestoil.com

 GENERAL INFORMATION

Proxy Solicitation

        Beginning on or about March 26, 2009, Forest has made available to you on the Internet or delivered paper copies of these proxy materials to you by mail in connection with the solicitation of proxies by the Board of Directors (the "Board") of Forest Oil Corporation ("Forest" and "we" and/or "our"), a New York corporation, for Forest's annual meeting of shareholders to be held at 9:00 a.m., M.D.T., on Tuesday, May 12, 2009, at the Marriott Hotel, 1701 California Street, Denver, Colorado 80202. The proxies also may be voted at any adjournments or postponements of the meeting. In addition to solicitation by mail, certain of our directors, officers, and employees may solicit proxies by telephone, personal contact, or other means of communication. They will not receive any additional compensation for these activities. Also, brokers, banks, and other nominees will be requested to solicit proxies or authorizations from beneficial owners. Forest will bear all costs incurred in connection with the preparation, assembly, and mailing of the proxy materials and the solicitation of proxies and will reimburse brokers, banks, and other nominees, fiduciaries, and custodians for reasonable expenses incurred by them in forwarding proxy materials to beneficial owners of Forest common stock. We have engaged BNY Mellon Shareowner Services to assist us in the solicitation of proxies, and we expect to pay it a fee of $7,500 and reimburse it for certain charges and expenses.

Shareholders Entitled to Vote; Record Date

        Shareholders of record at the close of business on March 13, 2009, the record date, are entitled to notice of and to vote at the meeting, or at adjournments or postponements of the meeting. Each owner of record on the record date is entitled to one vote for each share of Forest common stock held. On March 13, 2009, there were 97,040,205 shares of Forest common stock issued and outstanding.

Notice of Internet Availability of Proxy Materials

        Forest is pleased to be using the new U.S. Securities and Exchange Commission ("SEC") rule that allows companies to furnish their proxy materials over the Internet. As a result, Forest is mailing to the majority of its shareholders a notice about the Internet availability of the proxy materials instead of a paper copy of the proxy materials. All shareholders receiving the notice will have the ability to access the proxy materials over the Internet and request to receive a paper copy of the proxy materials by mail. Instructions on how to access the proxy materials over the Internet or to request a paper copy may be found on the notice. See below for details. Forest is providing some of its shareholders, including shareholders who have previously requested to receive paper copies of the proxy materials, with paper copies of the proxy materials instead of a notice about the Internet availability of the proxy materials.

        The notice that you receive in the mail will come in one of two forms, depending on how you hold your shares of Forest. If your shares are held in a brokerage account, or by a trustee or other nominee, you are considered the "beneficial owner" of those shares and you will receive a four-page document titled "IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS" for the annual meeting of shareholders to be held on May 12, 2009, from Broadridge Financial Solutions, Inc. If your shares are registered directly in your name with our transfer agent, you are considered the "shareholder of record" and you will receive a two-page document from our transfer agent, BNY Mellon Shareowner Services, titled "NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS." In either case, instructions on how to access the proxy materials over the Internet and to request paper copies may be found on the notice. Our proxy materials may also be accessed on our website at www.forestoil.com.

 How to Vote Your Shares Without Attending the Annual Meeting in Person

        Whether you hold shares directly as a shareholder of record, or beneficially in "street name," you may direct how your shares are voted without attending the annual meeting. If you are a shareholder of record, you may vote by submitting a proxy; and if you hold your shares beneficially in street name, you may vote by submitting voting instructions to your broker, trustee, or nominee. There are three ways to vote by proxy and voting instruction card:

  •
  By Internet—Shareholders who received a notice about the Internet availability of the proxy materials may submit their proxy over the Internet by following the instructions on the notice. Shareholders who have received a paper copy of a proxy card or voting instruction card by mail may submit proxies over the Internet by following the instructions on the proxy card or voting instruction card.

  •
  By Telephone—Shareholders of record may submit proxies by telephone, by calling the number included in the materials received from BNY Mellon Shareowner Services, and following the instructions. In addition, you will need to have the control number that appears on your notice available when voting. Shareholders who are beneficial owners of their shares and who have received a voting instruction card may vote by calling the number specified on the voting instruction card provided by their broker, trustee, or nominee.

  •
  By Mail—Shareholders who have received a paper copy of a proxy card or voting instruction card by mail may submit proxies by completing, signing, and dating their proxy card or voting instruction card and mailing it in the accompanying pre-addressed envelope.

        If you provide specific voting instructions, your shares will be voted as you instruct. If you sign the proxy card but do not provide instructions or if you do not make specific Internet or telephone voting choices, your shares will be voted "FOR" the election of all director nominees, "FOR" the amendment to the 1999 Employee Stock Purchase Plan, and "FOR" the ratification of the appointment of Ernst & Young LLP ("Ernst & Young") as our independent registered public accountants for the year ending December 31, 2009.

        If you sign the proxy card of your broker, trustee, or other nominee, but do not provide instructions, or if you do not make specific Internet or telephone voting choices, your shares will not be voted unless your broker, trustee, or other nominee has discretionary authority to vote. When a broker, trustee, or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have authority to vote in the absence of timely instructions from the beneficial owner, this is referred to as a "broker non-vote." Brokers who are members of the NYSE have discretionary authority to vote the shares of a beneficial owner in both the election of our directors and the ratification of Ernst & Young as our independent registered public accountants, but such brokers are not empowered to vote the shares on the proposal to add 500,000 additional shares for issuance under the 1999 Employee Stock Purchase Plan in the absence of specific instructions from the beneficial owner.

 Revoking Your Proxy

        A proxy may be revoked at any time before it is voted by (i) sending written notice of revocation to our Secretary at our office address set forth above prior to the annual meeting, (ii) delivering a revised proxy (by one of the methods described above) bearing a later date, or (iii) voting in person by completing a ballot at the annual meeting. If you have instructed a broker, trustee, or other nominee to vote your shares, you must follow the directions received from your broker, trustee, or other nominee to change those instructions. You may change your telephone or Internet vote as often as you wish following the procedures for telephone or Internet voting, as applicable.

Quorum; Vote Required

        A majority of the outstanding shares entitled to vote at the meeting must be present or represented by proxy at the meeting in order to have a quorum. All shares that are voted "for" or "against" any matter, votes that are "withheld" for Class III nominees, abstentions, and "broker non-votes" are counted as present for the purpose of determining a quorum. If a quorum is not present at the meeting, a vote for adjournment will be taken among the shareholders present or represented by proxy. If a majority of the shareholders present or represented by proxy vote for adjournment, it is our intention to adjourn the meeting until a later date and to vote proxies received at such adjourned meeting. The place and date to which the annual meeting would be adjourned would be announced at the meeting, but would in no event be more than 30 days after the date of the annual meeting.

        Under the laws of New York, our state of incorporation, "votes cast" at a meeting of shareholders by the holders of shares entitled to vote are determinative of the outcome of the matter subject to vote. Although they are considered in determining the presence of a quorum, abstentions and "broker non-votes" will not be considered "votes cast." Accordingly, they will have no effect on the outcome of the vote.

        Directors are elected by a plurality of the votes cast at the meeting (that is, the two nominees receiving the greatest number of votes cast will be elected). Votes that are "withheld" will not have an effect on the outcome of this vote. The proposal to approve 500,000 additional shares for issuance under our 1999 Employee Stock Purchase Plan and certain administrative changes, the proposal to ratify the appointment of Ernst & Young as our independent registered public accountants, and any other matter that may properly come before the meeting requires the affirmative vote of a majority of the votes cast at the meeting. Abstentions and "broker non-votes" will not be treated as votes cast and, therefore, will have no effect on the outcome of this vote.

        We intend to announce preliminary voting results at the meeting and publish final results in our quarterly report on Form 10-Q for the second quarter of 2009.

Other Matters

        The Board knows of no matter, other than those referred to in the notice of annual meeting and this proxy statement, which will be presented at the meeting. If any other matter is properly brought before the meeting or any of its adjournments or postponements, the persons named in the proxy will vote the proxy in accordance with their judgment on such matter.

Recommendations of the Board of Directors

        Our Board of Directors recommends a vote "FOR" the election of each of the Class III director nominees, "FOR" the approval of an additional 500,000 shares for issuance under the 1999 Employee Stock Purchase Plan and certain administrative changes, and "FOR" the ratification of the appointment of Ernst & Young as Forest's independent registered public accountants for the year ending December 31, 2009.

 Delivery of Documents to Security Holders Sharing an Address; Householding

        The SEC rules permit companies and intermediaries, such as brokers and banks, to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement and annual report to those shareholders. This method of delivery, often referred to as "householding," is meant to reduce both the amount of duplicate information that shareholders receive and printing and mailing costs. We are not householding proxy materials for our shareholders of record in connection with the annual meeting, but we have been notified that certain intermediaries may household proxy materials. If you hold your shares of our common stock beneficially through a broker or bank that has determined to household proxy materials, only one proxy statement and 2008 Annual Report to Shareholders will be delivered to multiple shareholders sharing an address unless you notify your broker or bank to the contrary. If your household is receiving multiple copies of our proxy statement and annual report and you wish to receive only one copy of future notices or proxy materials, you should contact your bank or broker.

        We will promptly deliver to you a separate copy of the proxy statement and 2008 Annual Report to Shareholders if you so request by calling us at 303.812.1400, or by writing, in care of the Secretary, Forest Oil Corporation, 707 Seventeenth Street, Suite 3600, Denver, Colorado 80202. You may also contact your bank or broker to make a similar request.

Access to Annual Report and Governance Documents

        We refer you to our 2008 Annual Report to Shareholders, which includes our Annual Report on Form 10-K for the year ended December 31, 2008, filed with the SEC. Our Annual Report on Form 10-K, including our financial statements, and any amendments and any documents incorporated by reference in our Annual Report on Form 10-K, our Corporate Governance Guidelines, Code of Business Conduct and Ethics, and each of the committee charters will be sent to you without charge upon written request. If you would like to receive any additional information, please contact us in care of the Secretary, Forest Oil Corporation, 707 Seventeenth Street, Suite 3600, Denver, Colorado 80202, or contact us by telephone at 303.812.1400. Alternatively, you may access the 2008 Annual Report and the foregoing governance documents on Forest's website at www.forestoil.com. The 2008 Annual Report to Shareholders is not considered a part of the proxy solicitation materials.

CORPORATE GOVERNANCE PRINCIPLES AND
INFORMATION ABOUT THE BOARD AND ITS COMMITTEES

Board Independence

        Our Corporate Governance Guidelines provide that a majority of our Board of Directors (the "Board") will consist of independent directors. The Board has determined that six of our directors are independent, including William L. Britton, Loren K. Carroll, Dod A. Fraser, James H. Lee, James D. Lightner, and Patrick R. McDonald. Mr. Clark is not independent due to his status as President and Chief Executive Officer. Following the annual meeting, only five of our remaining six directors will be independent, as Mr. Britton is not standing for re-election. Only directors who have been determined to be independent serve on our Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee. The Board uses the independence standards as adopted by the New York Stock Exchange ("NYSE") and the SEC in making these determinations and, based on information provided by the members, has determined that the members of each of these committees have no material relationship with Forest (either directly or indirectly as a partner, shareholder, or officer of an organization that has a relationship with Forest) that may interfere with the exercise of their independence and meet the independence standards. The independence standards are reflected in our Corporate Governance Guidelines. In addition, the Board has elected Mr. Lightner, an independent director, to serve as our non-executive Chairman.

Board Structure; Committee Composition; Meetings

        As of the date of this proxy statement, our Board has seven members and the following four standing committees: (1) Audit Committee; (2) Compensation Committee; (3) Executive Committee; and (4) Nominating and Corporate Governance Committee. The membership and function of each of the committees are described below. Each of the committees operates under a written charter adopted by the Board. During 2008, the Board held eight meetings. Each director, except Mr. Britton, attended at least 75% of the aggregate of all meetings of the Board and the standing committees on which he served during 2008. Mr. Britton attended approximately 67% of all applicable Board and Committee meetings. Directors are encouraged to attend the annual meeting of shareholders. All of the directors then on the Board attended the 2008 annual meeting of shareholders. The following table identifies the members of the Board, the standing committees of the Board on which they serve, and the Chairman of each committee as of the date of this proxy statement.

Name of Director	Audit Committee	Compensation Committee	Executive Committee	Nominating and Corporate Governance Committee

Independent Directors:
William L. Britton(1)				X
Loren K. Carroll		X		Chair
Dod A. Fraser(2)	Chair			X
James H. Lee	X		X
James D. Lightner(3)		X	Chair
Patrick R. McDonald	X	Chair
Employee Director:
H. Craig Clark			X
Number of Meetings held in 2008	4	4	1	4

(1)
Mr. Britton is not standing for re-election at the annual meeting.

(2)
The Board has determined that Mr. Fraser is an "audit committee financial expert" as defined under the applicable SEC rules.

(3)
Mr. Lightner serves as non-executive Chairman of the Board.

        Audit Committee.    The Audit Committee assists the Board in fulfilling its responsibilities for general oversight of the integrity of Forest's financial statements, Forest's compliance with legal and regulatory requirements, the independence and qualifications of Forest's independent registered public accountants, and the performance of Forest's internal audit function and independent registered public accountants. The Audit Committee has the authority to obtain advice and assistance, and receive appropriate funding, from Forest for outside legal counsel, or other advisers as the Audit Committee deems necessary, to carry out its duties. As set forth in the Corporate Governance Guidelines, no member of the Audit Committee may serve on more than three audit committees of public companies, including the Audit Committee of Forest. Among other things, the Audit Committee: appoints and determines the compensation of our independent registered public accountants; pre-approves audit services and non-audit services by our independent registered public accountants; reviews the scope of, process for, and results of the annual independent audit engagement; reviews and discusses with management and the independent registered public accountants our annual and quarterly financial statements; reviews with management our major financial risk exposures; reviews major changes, if any, to our accounting principles and practices; reviews our disclosure controls and procedures, internal controls and internal audit function, which reports to the Audit Committee, and reviews the significant reports prepared by our internal auditors; consults with the independent registered public accountants regarding internal control matters and the procedures for our financial reporting processes; approves the selection of our independent petroleum engineers; meets with management and our independent petroleum engineers to review the estimates of our oil and gas reserves; establishes and maintains procedures for the receipt, retention, and treatment of complaints concerning financial matters; prepares an annual report for inclusion in our proxy statement; and annually reviews and reassesses the Audit Committee charter. The Audit Committee consults separately and jointly with the independent registered public accountants, persons responsible for internal audit, and management. The Audit Committee also meets separately with our independent petroleum engineers to review our reserve estimates and the methodologies used in preparing these estimates. The report of the Audit Committee is included in this proxy statement under the caption "Report of the Audit Committee." The Audit Committee charter is available on our website at www.forestoil.com.

        Compensation Committee.    The Compensation Committee discharges the Board's responsibilities relating to compensation of Forest's executive officers and directors, establishes Forest's overall compensation philosophy, reviews and discusses with management the disclosures under the caption "Compensation Discussion and Analysis" for inclusion in the annual proxy statement, prepares an annual Compensation Committee report, and retains and approves the compensation of any compensation and benefits consultants. The principal functions of the Compensation Committee include: reviewing the compensation strategies and programs for the officers and other Forest employees; determining the individual elements and compensation of the President and Chief Executive Officer; reviewing and approving the corporate goals and objectives relevant to executive officer compensation; evaluating the performance of executive officers (either as a committee or with the other independent directors); and determining the components and total compensation of these officers in accordance with the corporate goals and objectives. The Compensation Committee also administers and determines awards under our restricted stock and stock option, bonus, and other incentive programs, and oversees our other compensation and benefit plans. The report of the Compensation Committee is included in this proxy statement under the caption "Compensation Committee Report." The Compensation Committee charter is available on our website at www.forestoil.com.

        Executive Committee.    The Executive Committee, between meetings of the Board, exercises the powers of our Board, except as prohibited by law. From time to time, the Board delegates responsibility for specific matters to the Executive Committee.

        Nominating and Corporate Governance Committee.    The Nominating and Corporate Governance Committee assists the Board in fulfilling its responsibilities by taking a leadership role in shaping the governance structure of the Company. The Nominating and Corporate Governance Committee oversees the Company's corporate governance principles and recommends candidates to be nominated for election to the Board. The Nominating and Corporate Governance Committee identifies qualified candidates and makes recommendations to the Board for selection of the candidates for all directorships to be filled by the Board or by the shareholders at an annual or special meeting. The Nominating and Corporate Governance Committee will consider other candidates, provided they are presented in accordance with the requirements of Forest's Bylaws or with the procedures outlined below, under the caption "Consideration of Director Nominees—Shareholder Nominees." The Committee also reviews and assists with the structure and composition of other Board committees. The Nominating and Corporate Governance Committee is also responsible for overseeing the evaluation of the Board and the executive officers, and reviewing on an annual basis, non-employee director compensation and recommending any changes to the Board. As it deems appropriate, the Nominating and Corporate Governance Committee has authority to retain search firms to identify director candidates and approve their compensation. The Nominating and Corporate Governance Committee charter is available on our website at www.forestoil.com.

        Non-Executive Chairman.    Mr. Lightner serves as Forest's non-executive Chairman of the Board and presides at all meetings of the Board. The Corporate Governance Guidelines provide for a non-executive independent Presiding Director in the event that the Chairman of the Board also holds the position of Chief Executive Officer.

Consideration of Director Nominees

        Director Qualifications.    Our Corporate Governance Guidelines contain Board membership criteria that apply to nominees recommended by the Nominating and Corporate Governance Committee for a position on the Board. Under these criteria, all candidates must possess the following personal characteristics: integrity and accountability; informed judgment; financial literacy; mature confidence; and high performance standards. In addition, the Board looks for recognized achievement and reputation, an ability to contribute to specific aspects of Forest's activities, and the willingness to commit the time and effort required, including attendance at all Board meetings and committee meetings of which he or she is a member.

        The Corporate Governance Guidelines also contain standards with respect to the determination of director independence, and the Nominating and Corporate Governance Committee considers the independence standards as part of its process. In accordance with these standards, a director must have no material relationship with Forest, other than as a director, to be considered independent. The standards specify the criteria by which the independence of our directors will be determined, including strict guidelines for directors and their immediate families with respect to past employment or affiliation with us or our independent registered public accountants.

        Identifying and Evaluating Nominees for Directors.    The Nominating and Corporate Governance Committee is responsible for leading the search for individuals qualified to serve on the Board. The Nominating and Corporate Governance Committee will evaluate candidates for nomination to the Board, including candidates recommended by shareholders, and will conduct appropriate inquiries into the backgrounds and qualifications of possible candidates. The Nominating and Corporate Governance Committee may retain outside consultants to assist in identifying director candidates in its sole discretion, but it did not engage any outside consultants in connection with selecting the nominees for election at the 2009 annual meeting. The Nominating and Corporate Governance Committee is responsible for recommending to the Board director nominees to be presented for election at meetings of the shareholders or of the Board. Shareholders may recommend possible director nominees for consideration by the Nominating and Corporate Governance Committee as indicated below. Shareholders may also nominate candidates for election to the Board at the annual meeting of shareholders by following the provisions set forth in Forest's Bylaws. The Corporate Governance Guidelines include the qualifications and skills required for directors and are available on Forest's website at www.forestoil.com.

        The Nominating and Corporate Governance Committee recommended to the full Board that Mr. Lightner be nominated to stand for re-election as a Class III director and that Mr. Fraser be nominated to stand for election as a Class III director to fill the position that will become vacant as a result of Mr. Britton's decision not to stand for re-election.

        Shareholder Nominees.    The Nominating and Corporate Governance Committee will consider all properly submitted shareholder recommendations of candidates for election to the Board as described above. In evaluating the recommendations of shareholders for director nominees, as with all other possible director nominees, the Nominating and Corporate Governance Committee will address the director qualification criteria described above. Any shareholder recommendations for director nominees should include the candidate's name and qualifications, as well as the shareholder's name, and should be sent in writing to Forest, in care of the Secretary, Forest Oil Corporation, 707 Seventeenth Street, Suite 3600, Denver, Colorado 80202, or faxed to 303.812.1445.

        Our Bylaws permit shareholders to nominate candidates for election to the Board at an annual meeting of shareholders. In order to nominate candidates, Forest's Bylaws provide that the proposal must be submitted in writing, in advance of the next annual meeting, in accordance with the deadlines established in the Bylaws. The nomination process is described below, under the caption "SHAREHOLDER PROPOSALS FOR 2010 ANNUAL MEETING."

Compensation Committee Interlocks and Insider Participation

        During 2008, the Compensation Committee consisted of the following independent directors: Loren K. Carroll; Forrest E. Hoglund served as a member of the Compensation Committee until his retirement on May 8, 2008; James D. Lightner; and Patrick R. McDonald, who was appointed as a member of the Compensation Committee on May 8, 2008. No member of the Compensation Committee is now, or at any time since the beginning of 2008 has been, employed by or served as an officer of Forest or any of its subsidiaries or had any relationships requiring disclosure with Forest or any of its subsidiaries. None of Forest's executive officers are now, or at any time have been since the beginning of 2008, a member of the compensation committee or board of directors of another entity, one of whose executive officers has been a member of Forest's Board or Compensation Committee.

Executive Sessions; Non-Executive Chairman

        The Board holds executive sessions in connection with each regular meeting of the Board outside the presence of the Chief Executive Officer or any other management directors. The Chairman of the Board (or in the event that the Chairman also holds the position of Chief Executive Officer, the Presiding Director) leads the executive sessions. Our Board has elected an independent director to serve as Chairman of the Board. As described below, under the heading "PROPOSAL NO. 1—ELECTION OF DIRECTORS," James D. Lightner currently serves as Chairman of the Board.

Communications with the Board

        Shareholders and other interested parties may communicate with the Board by contacting the Chairman of the Board (or in the event that the Chairman also holds the position of Chief Executive Officer, the Presiding Director), in writing, in care of the Secretary, Forest Oil Corporation, 707 Seventeenth Street, Suite 3600, Denver, Colorado 80202. The Secretary will forward all correspondence to the Chairman, except junk mail, surveys, job inquiries, solicitations, patently offensive material, and otherwise inappropriate material. If any shareholder or third party has a complaint or concern regarding accounting, internal accounting controls, or auditing matters at Forest, they should send their complaint in writing to the Chairman of the Audit Committee in care of the Secretary at the address noted above.

Corporate Governance Guidelines and Code of Business Conduct

        Forest is committed to adhering to sound corporate governance principles. Forest has adopted codes of ethics and conduct for the directors and for the officers and employees, known as the Code of Business Conduct and Ethics for Members of the Board and the Proper Business Practices Policy, respectively. Forest has also adopted Corporate Governance Guidelines, which, in conjunction with the Certificate of Incorporation, Bylaws, and Board committee charters, form the governance framework for Forest. The Corporate Governance Guidelines are reviewed annually by the Nominating and Corporate Governance Committee. Each of the codes of ethics and conduct, the Corporate Governance Guidelines, and the Audit, Compensation and Nominating and Corporate Governance Committee charters, is available on Forest's website at www.forestoil.com, and copies may be obtained free of charge by contacting the Secretary of Forest. We also post on our website amendments to these policies and promptly disclose any waivers from these policies for our principal executive, financial, and accounting officers.

 Director Indemnification and Insurance

        Forest's Restated Certificate of Incorporation limits the personal liability of our directors to the fullest extent permitted by the New York Business Corporation Law, as currently formulated or as it might be revised in the future. The Restated Certificate of Incorporation provides that a director will not be liable for damages for any breach of duty unless it is finally established that (a) the director's acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law, (b) the director personally gained a financial profit or other advantages to which he was not legally entitled, or (c) the director's acts violated Section 719 of the Business Corporation Law, which provides that directors who vote for, or concur in, certain types of corporate action proscribed by the Business Corporation Law will be jointly and severally liable for any injury resulting from such action.

        Forest carries Directors and Officers Liability coverage designed to insure the directors and officers of Forest and its subsidiaries against certain liabilities incurred by them in the performance of their duties. The coverage is also designed to provide reimbursement in certain cases to Forest and its subsidiaries for sums paid by them to directors and officers as indemnification for similar liability. This coverage was originally purchased by Forest on May 24, 1978 and was most recently renewed on August 7, 2008, for a period of one year. The current program is led by the Hartford Insurance Group. We paid aggregate premiums of $901,659.42 for this insurance during 2008. Forest has not suffered a loss and no payments have been made to Forest or its subsidiaries or to any of their directors under these policies.

PROPOSAL NO. 1—ELECTION OF DIRECTORS

        Forest's Bylaws provide that the members of the Board shall be divided into three classes, Class I, Class II, and Class III, whose terms of office expire at different times in annual succession. Our Bylaws allow the Board to establish the number of directors from time to time by resolution passed by a majority of the whole Board, provided that the number of directors shall not be less than six nor more than 15. Currently, our Board has seven members. Following the annual meeting, the Board intends to reduce the size of the Board to six members.

        Generally, each class of directors is elected for a term expiring at the annual meeting of shareholders to be held three years after the date of their election. The Class III directors were elected at the 2006 annual meeting of shareholders. The terms of the two Class III directors, including Mr. Britton and Mr. Lightner, will expire at the 2009 annual meeting of shareholders. Mr. Britton is not standing for re-election at the annual meeting. Based on recommendations from the Nominating and Corporate Governance Committee, the Board has nominated two individuals for election as Class III directors, including Mr. Lightner, who has been nominated to stand for re-election as a Class III director, and Mr. Fraser, who was elected to serve as a Class I director at the 2007 annual meeting. The Board has nominated Mr. Fraser to serve as a Class III director as a result of Mr. Britton's retirement. The Class III director nominees will be elected for a three year term, to hold such office until our 2012 annual meeting of shareholders and until their successor is elected and qualified or until their earlier resignation or removal. Information regarding the business experience of each of the nominees is provided below.

        Each nominee has indicated that he will be available to serve as a director. In the event any nominee should become unavailable to serve as a director, any shares represented by a proxy will be voted for the remaining nominee and for any substitute nominee designated by the Board.

        The proxy holders, who have been so designated by the Board, will vote "FOR" the election of each of the two Class III nominees unless otherwise instructed in the proxy.

        Information concerning the director nominees and each of our other directors who will hold office following the annual meeting, is set forth below:

Class III Directors—Terms Expiring at the Annual Meeting of Shareholders in 2009

Name/Director Since/Age	Principal Occupation, Positions with Forest, and Business Experience During Last Five Years
Dod A. Fraser Director since 2000 Age 58	Mr. Fraser is President of Sackett Partners Incorporated, a consulting company, and member of corporate boards, since 2000. Previously, Mr. Fraser was an investment banker, a General Partner of Lazard Freres & Co. and most recently Managing Director and Group Executive of Chase Manhattan Bank, now JP Morgan Chase, where he led the global oil and gas group. Mr. Fraser is a board member of Smith International, Inc., an oilfield service company, and Terra Industries, Inc., a nitrogen-based fertilizer company. Mr. Fraser serves as Chairman of our Audit Committee and is a member of our Nominating and Corporate Governance Committee.
James D. Lightner Director since 2004 Age 56
Mr. Lightner became a Director in 2004 and has served as our non-executive Chairman of the Board since May 2008. Mr. Lightner has been a Partner and Chief Executive Officer of Orion Energy Partners, an oil and gas exploration and production company, since its inception in August 2004. From 1999 to 2004, Mr. Lightner served in various capacities with Tom Brown, Inc., an oil and gas exploration and production company, including Director, Chairman, Chief Executive Officer and President, until its sale to EnCana Oil & Gas (USA) Inc. in 2004. Prior to 1999, he served as Vice President and General Manager of EOG Resources, Inc. Mr. Lightner had been a director since November 2004 of W-H Energy Services Inc., an oil field services company, until its sale to Smith International in July 2008. Mr. Lightner has been a director of Cornerstone E&P Company LP, a private oil and gas exploration and production company since August 2006. Mr. Lightner serves as Chairman of our Executive Committee and is a member of our Compensation Committee.

Vote Required

        A plurality of the votes cast is required to elect the Class III nominees as directors.

        THE BOARD RECOMMENDS A VOTE "FOR" EACH OF THE CLASS III NOMINEES
SET FORTH ABOVE.

CONTINUING MEMBERS OF THE BOARD:

Class I Directors—Terms Expiring at the Annual Meeting of Shareholders in 2010

Name/Director Since/Age	Principal Occupation, Positions with Forest, and Business Experience During Last Five Years
Loren K. Carroll Director since 2006 Age 65	Mr. Carroll served as President and Chief Executive Officer of M-I SWACO, a supplier of drilling and completion fluids and waste management products and services owned 60% by Smith International, Inc., and as Executive Vice President of Smith International, Inc., a supplier of products and services to the oil and gas, petrochemical, and other industrial markets from March 1994 until his retirement in April 2006. He initially joined Smith International in December 1984, and was serving as Executive Vice President and Chief Financial Officer when he left in 1989 and returned in October 1992. Mr. Carroll is a director of Smith International, Inc., Fleetwood Enterprises, Inc., a producer of recreational vehicles and manufactured homes, CGG-Veritas, a geophysical services and equipment company, and KBR, Inc., an engineering and construction company. Mr. Carroll is a member of our Compensation Committee and is the Chairman of the Nominating and Corporate Governance Committee.
Patrick R. McDonald Director since 2004 Age 51
Mr. McDonald has served as Chief Executive Officer, President and Director of Nytis Exploration Company, an oil and gas exploration company, since April 2003. From 1998 to 2003, Mr. McDonald served as President, Chief Executive Officer, and Director of Carbon Energy Corporation, an oil and gas exploration and production company. Prior to 1988, he served as Chairman, Chief Executive Officer, and President of Interenergy Corporation, a natural gas gathering, processing, and marketing company. Mr. McDonald is a member of our Audit Committee and serves as Chairman of the Compensation Committee.

Class II Nominees—For Election to Terms Expiring at the Annual Meeting of Shareholders in 2011

Name/Director Since/Age	Principal Occupation, Positions with Forest, and Business Experience During Last Five Years
H. Craig Clark Director since 2003 Age 52	Mr. Clark has served as our President and Chief Executive Officer, and as a director of Forest since July 2003. Mr. Clark joined Forest in September 2001 and served as President and Chief Operating Officer through July 2003. Mr. Clark was employed by Apache Corporation, an oil and gas exploration and production company, from 1989 to 2001, where he served in various management positions including Executive Vice President—U.S. Operations and Chairman and Chief Executive Officer of Pro Energy, an affiliate of Apache. Mr. Clark is a member of our Executive Committee.
James H. Lee Director since 1991 Age 60
Mr. Lee has served as the Managing General Partner of Lee, Hite & Wisda Ltd., an oil and gas consulting and exploration firm, since 1984. Mr. Lee is a director of Frontier Oil Corporation, a crude oil refining and wholesale marketing company. He is a member of our Audit Committee and our Executive Committee.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

  What are the objectives of Forest's compensation program?

        Forest's compensation program is administered by the Compensation Committee of Forest's Board of Directors (the "Compensation Committee"). The objectives of Forest's compensation program are to keep compensation consistent with Forest's strategic business and financial objectives and competitive within the oil and gas industry and to enable Forest to attract, motivate, and retain executive personnel as the Compensation Committee deems necessary to maximize return to shareholders.

  What is the compensation program designed to reward?

        Ultimately, Forest's compensation program is designed to encourage behavior and performance among Forest's key employees, including its named executive officers, that the Compensation Committee believes are in the best interest of Forest's shareholders. During 2008, the incentive portion of the compensation program was designed to reward positive annual performance with respect to (i) production, (ii) rate-of-return on capital investments, (iii) acquisitions, (iv) cash cost per unit of production, and (v) total shareholder return relative to a peer group of competitor companies. Given the current worldwide economy and the downturn in the oil and gas industry, the incentive portion of the compensation program for the near future will be much less focused on acquisitions and more on cost control and increasing efficiencies throughout the Forest organization.

        The compensation program is also structured so as to provide each executive officer and key employee with a competitive income, to create meaningful incentive for this group of employees to remain at Forest and not be unreasonably susceptible to recruiting efforts by competitors of Forest, and to align the interests of this group of employees with those of Forest's shareholders. Although the atmosphere currently appears to be changing as a result of the current downturn, the oil and gas industry has been extremely competitive during the last several years, with a resulting high level of attrition in the industry. Forest has been forced to address efforts by competitors to persuade Forest employees to leave Forest in favor of positions elsewhere. In that regard, Forest's compensation program and the magnitude of its specific components reflect the competitive nature of the oil and gas industry. Further, although the principles described above apply to all key employees and the design of the compensation program, the Compensation Committee also intends that individual performance by executive officers and key employees be rewarded.

  What is each element of compensation?

        The program currently consists of three primary components: an annual base salary, an annual incentive bonus, and periodic grants of longer term stock options or restricted stock. Further, Forest allows the executive officers to participate in its Retirement Savings Plan ("401(k) Plan") (which is available to all U.S. Forest employees) and an executive deferred compensation plan, both of which contain employer-matching provisions. Executive officers, along with all employees, may also participate in the employee stock purchase plan wherein Forest common stock may be purchased at a discount within limits established by the Internal Revenue Service. Forest's executive officers participate in other benefit plans that are provided to all employees, and the officers are also reimbursed for the costs associated with tax-preparation and an annual extensive physical examination. Forest does not have employment agreements with its executive officers, but it does have severance agreements with them that provide for benefits in the event of certain defined involuntary terminations.

        The amount of base salary, annual incentive bonus, and special bonus awarded to Forest's named executive officers for 2008 are stated in the "Summary Compensation Table" on page 21. The restricted stock awards made to the named executive officers in 2008 are shown in the "2008 Grants of Plan-Based

Awards" table on page 22. Information for each of the named executive officers regarding Forest's employer contribution to the 401(k) Plan and executive deferred compensation plans are described in the Summary Compensation Table and in the Nonqualified Deferred Compensation table on page 26. Remaining perquisites provided to the named executive officers are described in the Summary Compensation Table and the footnotes thereto.

  Why does Forest choose to pay each element?

        The purpose of base salary is to create cash compensation for executive officers that is competitive in the industry and will enable Forest to attract, motivate, and retain capable executives. Forest chooses to pay annual incentive bonuses because it believes that the satisfaction of the goals of its annual incentive plan, which satisfaction triggers the right to and determines the amount of the bonuses, furthers the interests of Forest's shareholders. The purpose of Forest's long-term incentives (i.e., restricted stock and stock options) is to align the executive officers' compensation with their contribution to the success of Forest in creating shareholder value, tie their long-term economic interest directly to those of Forest's shareholders, and provide a retentive effect on the executive officers. Restricted stock and stock options also allow executive officers to have equity ownership in Forest in addition to their direct purchases of Forest stock and to share in the appreciation in value of Forest's stock over time. The annual incentive bonus and restricted stock and option programs cover all employees.

        Forest's 401(k) Plan is designed to encourage all employees, including the named executive officers, to save for the future. Because of their higher compensation levels, the named executive officers are generally prevented from receiving what would otherwise be their full employer-match under the 401(k) Plan. Once the maximum Forest match allowable under the 401(k) Plan has been made, the remainder of the match is contributed on behalf of the officer to the executive deferred compensation plan. Forest also reimburses the named executive officers for tax-preparation and estate or financial planning expenses and the cost of an annual extensive physical examination. Such benefits are common for executive officers in our industry and in industry in general. They increase the competitiveness of the total compensation package and aid in retaining these key individuals.

        Finally, Forest believes that its severance agreements with the named executive officers promote stability and continuity among the officers, particularly if the situation arises where Forest is actively being considered as an acquisition target. This goal is further served through the severance agreements that Forest enters into with non-officer, key employees and through Forest's general severance plan, which applies to all other employees.

  How does Forest determine the amount (and, where applicable, the formula) for each element?

        Base salary.    The Compensation Committee reviews the base salaries of Forest's executive officers on roughly a one-year to two-year basis. During 2008, the reviews occurred on a staggered basis. At its regular meeting in February 2008, the Compensation Committee reviewed and increased the base salary of David Keyte, Executive Vice President and Chief Financial Officer. At its regular meeting in May 2008, the Compensation Committee reviewed and increased the base salary of Cecil Colwell, Senior Vice President, Worldwide Drilling. At its regular meeting in August 2008, the Compensation Committee reviewed and increased the base salary of J.C. Ridens, Executive Vice President and Chief Operating Officer, and Cyrus Marter, Senior Vice President, General Counsel and Secretary. At its regular meeting in August 2008, the Compensation Committee also reviewed the base salary of Craig Clark, President and Chief Executive Officer and recommended to the full Board of Directors that it increase Mr. Clark's salary. At its regular meeting in August 2008, the Board, excluding Mr. Clark, agreed with the Compensation Committee's recommendation and increased the base salary of Mr. Clark. At its regular meeting in February 2009, the Compensation Committee reviewed and increased the base salary of Mr. Keyte.

        When considering adjustments to the base salaries of the executive officers, the Compensation Committee reviewed and discussed data on salaries in the oil and gas industry for 2008, with specific focus on salaries among Forest's peer group of companies (described below). The Compensation Committee engaged Towers Perrin in 2005 to review and provide advice regarding the compensation of Forest's executive officers. Although it continued to use survey data provided by Towers Perrin, along with data gathered by Forest's Vice President, Human Resources, including data regarding Forest's peer companies, the Compensation Committee did not engage an outside compensation consultant during 2008 or during 2009 to date. With respect to the available data, the Compensation Committee generally tried to set the base salary of Forest's executive officers at or near the 50th percentile of salaries of comparable executive officers at Forest's peer group of companies. Assuming the accuracy of Forest's compensation data, in 2008 Mr. Clark's base salary fell approximately in the 50th percentile of base salaries for chief executive officers at the peer companies; Mr. Keyte's base salary fell approximately in the 60th percentile of base salaries for chief financial officers; Mr. Ridens' base salary fell approximately in the 40th percentile of base salaries for chief operating officers; Mr. Marter's base salary fell approximately in the 60th percentile of base salaries for chief legal officers; and Mr. Colwell's base salary fell approximately in the 50th percentile of base salaries for senior vice presidents of drilling.

        The Compensation Committee also reviewed with Mr. Clark the responsibilities and performance of each of the executives in relation to salary recommendations for all executive officers other than Mr. Clark himself. The full Board reviewed in executive session the performance of Mr. Clark at its regular meetings in August 2008 and February 2009. The salary increases approved in 2008 and 2009 were based on the Compensation Committee's decision that the executive officers' individual performances, corporate performance, inflation, and the competitive aspects of the oil and gas industry justified the increases.

        Specifically, with respect to Mr. Clark, the Compensation Committee considered his consistent leadership ability, his continued ability to maintain, and in many instances reduce, cost levels during an inflationary period in the industry, his critical involvement with Forest's significant and strategically important acquisitions and divestitures in 2008, the increasing magnitude of Forest's operations, and the need to maintain his salary at a competitive level within the industry. With respect to Mr. Keyte, the Compensation Committee considered his continued ability to manage successfully all financial aspects of Forest and to formulate and implement financially-sophisticated and beneficial transactions for Forest, including the increase in size of Forest's bank credit facilities in May 2008 and the high-yield debt offerings that Forest completed in May 2008 and February 2009, which in turn have helped to provide Forest with crucial liquidity during the current financial crisis, and the need to maintain his salary at a competitive level. With respect to Mr. Ridens, the Compensation Committee considered his continued leadership and technical abilities, his direct involvement in the operational aspects of Forest during a period of unprecedented activity levels and organic production and reserve growth, his key role in the integration of two significant acquisitions into Forest's operations during 2008, and the need to maintain his salary at a competitive level. With respect to Mr. Marter, the Compensation Committee considered his continued ability to manage all legal aspects of Forest, and to negotiate and manage the documentation of significant transactions, and the need to maintain his salary at a competitive level. With respect to Mr. Colwell, the Compensation Committee considered his consistently high performance and technical abilities, his key role in the strong operational results and efficiencies that Forest has experienced in its drilling program, including with respect to its increasing level of horizontal drilling, his supervision of Forest's drilling subsidiary, Lantern Drilling, and the need to maintain his salary at a competitive level.

        Annual Incentive Bonus.    The annual incentive bonuses for fiscal 2008 were awarded under the terms of Forest's Annual Incentive Plan for 2008 (the "2008 AIP"), which was adopted by the Compensation Committee. The 2008 AIP was filed with the SEC on February 28, 2008. In general terms, the 2008 AIP was designed to meet the following objectives:

  •
  provide an annual incentive plan framework that was performance-driven and focused on objectives that were critical to Forest's success in 2008;

  •
  offer competitive cash compensation opportunities to all employees; and

  •
  reward outstanding achievement.

        The 2008 AIP provided for annual incentive awards determined primarily on the basis of Forest's results under specified performance measures. The framework of the 2008 AIP was similar to annual incentive plans utilized by Forest in the past. Each year, the Compensation Committee establishes the threshold, target, and outstanding (or maximum) performance levels for each performance measure and its appropriate weighting. These performance measures and their weighting are reviewed annually in light of changing Forest priorities and strategic objectives. The awards under the 2008 AIP were based upon the success of business units and corporate staff of Forest in achieving the objectives established by the Compensation Committee and included in the plan. These goals, stated in terms of the specific performance measures, were derived in part from Forest's 2008 business plan. The Compensation Committee also maintains discretion to adjust awards to account for corporate achievements during the year that are not captured in the performance measures.

        For 2008, performance measures were established for (i) production, (ii) rate-of-return on capital investments, (iii) acquisitions, (iv) cash cost, and (v) total shareholder return. With the exception of total shareholder return, for each executive officer, the performance measures were tied to that officer's business unit or, if the officer worked in the corporate group, to Forest as a whole.

        Production was defined under the 2008 AIP as total net production, excluding royalty and other burdens; provided that adjustments would be made for increased capital spending, acquisitions, and divestitures. Rate-of-return on capital investments was defined as the pre-tax rate of return on all capital spent during the year, including drilling projects, acquisitions, recompletions, leaseholds, seismic, and capitalized general and administrative ("G&A") costs, while taking into account all revisions to proved reserves made during the year. Acquisitions were defined as the volumetric amount of estimated oil and gas proved reserves acquired during the year on terms that satisfied pre-defined economic metrics. Cash cost was defined as the sum of direct operating expense and expensed workovers, but excluding ad valorem taxes, transportation expense, allocated G&A expense for the applicable business unit, and total company-wide expensed G&A costs, divided by the business unit's total net production for the year.

        Total shareholder return was defined as the percentage increase in the trading price of Forest common stock that occurred from the last trading day in December 2007 to the last trading day in December 2008, and the measure is judged in relation to a peer group of companies. The Compensation Committee is responsible for selecting Forest's peer group of companies. The Committee tries to select non-integrated, oil and gas production companies that closely resemble Forest in terms of market capitalization, revenues, geographic focus, and employee count. The Committee determined that the nine peer companies selected for the 2007 AIP remained appropriate for the 2008 AIP. The peer group of companies that the Compensation Committee chose to consider during 2008 consists of the following:

  1.
  Newfield Exploration Company

  2.
  Pioneer Natural Resources Company

  3.
  St. Mary's Land & Exploration Company

  4.
  EXCO Resources, Inc.

  5.
  Plains Exploration & Production Company

  6.
  Petrohawk Energy Corporation

  7.
  Cimarex Energy Co.

  8.
  Whiting Petroleum Corporation

  9.
  Encore Acquisition Company

        Each participant in the 2008 AIP had a target bonus expressed as a percentage of his or her base salary. The Compensation Committee established the target bonus percentage for each named executive officer after taking into account the importance of the position held by that participant to the success of Forest during 2008 as well as published compensation surveys and information provided by Towers Perrin and Forest's Vice President, Human Resources. For the named executive officers, these percentages were as follows: (i) Mr. Clark—100%, (ii) Mr. Keyte—75%, (iii) Mr. Ridens—75%, (iv) Mr. Marter—60%, and (v) Mr. Colwell—60%. The total expected pool under the 2008 AIP is equal to the sum of the target bonuses for each of the participants in the plan. However, as described below, the final size of the pool could be lower or higher than the expected amount and was dependent on the extent to which Forest and its business units satisfied the 2008 performance measures.

        With respect to each of the five performance measures under the 2008 AIP, the Compensation Committee determined a "threshold," "target," and "outstanding" (or maximum) performance level. The "threshold" level is equal to 25% of the target level and is the level at which payout under the 2008 AIP begins for the applicable performance measure. If the actual performance level for a measure is below the threshold level, no payout will occur with respect to that measure. The "target" level is that at which 100% of the expected payout for the applicable performance measure will occur. Where applicable, the target levels for the 2008 AIP performance measures correlated with production and cost projections contained in Forest's 2008 business plan. The "outstanding" level is that at which 200% of the expected payout for the applicable performance measure will occur. The maximum total bonus pool achievable under the 2008 AIP is limited to 200% of target.

        Actual performance that falls somewhere between the threshold and target levels or between the target and outstanding levels is rewarded in direct proportion to where it falls relative to the three performance level benchmarks. For example, actual performance that is higher than the target level, and reaches 20% of the difference between the target level and the outstanding level, would dictate a payout equal to 120% of the expected payout for the applicable performance measure. Actual performance that is above the threshold level, and reaches 10% of the difference between the threshold level and the target level, would dictate a payout equal to 32.5% of the expected payout for the applicable performance measure, since the threshold level represents 25% of the target level.

        Each participant's target bonus was to be paid if all of the 2008 performance measures reached the target level and the individual's contribution merited a bonus. Each performance measure represented a percentage of the total target bonus. In 2008, the weightings for each participant, as set by the Compensation Committee, were as follows: (i) 30% for production, (ii) 20% for rate-of-return on capital investments, (iii) 20% for acquisitions, (iv) 15% for cash cost, and (v) 15% for total shareholder return. The specific payout for each performance measure was dictated by where the actual performance level for the measure fell in relation to the threshold, target, and outstanding benchmark levels. An individual's performance was considered in the context of whether his or her performance during 2008 contributed to or detracted from the overall success of Forest or, if applicable, to the success of his or her business unit. If in the opinion of the Compensation Committee and Mr. Clark (with respect to executive officers other than himself) the individual made a disproportionately positive contribution, his or her bonus would be adjusted upward; conversely, if the individual did not contribute appropriately or detracted from the success, his or her bonus would be adjusted downward.

        At its regular meeting in February 2009, the Compensation Committee reviewed the performance of Forest and its business units under the 2008 AIP. The Committee also reviewed with Mr. Clark other accomplishments during 2008.

        The Committee reviewed with Mr. Clark, both during its February 2009 regular meeting and in subsequent meetings with him, the individual performance of each executive officer during 2008. With respect to Mr. Keyte, the Compensation Committee considered his lead role in formulating and implementing Forest's financial strategy during 2008, which included the sale of $250 million in senior notes and the increase in the size of Forest's bank credit facilities in May 2008, the successful amendment of the Cordillera acquisition in September 2008 to reduce the cash component of the transaction (and increase the stock component), which in turn provided added liquidity to Forest, and his proactive efforts to execute additional 2009 and 2010 commodity and basis differential hedges, which now have a positive mark-to-market value. With respect to Mr. Ridens, the Compensation Committee considered his direct involvement in all operational aspects of Forest during a period of unprecedented activity levels, in which Forest set records for year-end reserves and net sales volumes and achieved outstanding results with respect to reserve replacement, organic growth, and control of both operating costs and finding and development costs. With respect to Mr. Marter, the Compensation Committee considered his role in the negotiation and documentation of Forest's significant acquisitions and divestitures and finance transactions during 2008. With respect to Mr. Colwell, the Compensation Committee considered his key role in the strong performance of Forest's drilling program, including with respect to its increasing level of horizontal drilling, his supervision of Forest's drilling subsidiary, Lantern Drilling, and how he has helped position Forest to apply operational expertise and efficiencies in the Ark-La-Tex, Buffalo Wallow, and Deep Basin areas, where complex horizontal drilling and stimulation techniques are required. In general, the Compensation Committee attributed positive corporate performance, including success in acquisitions and divestitures, organic production and reserve growth, and cost control, to the leadership of its executive officers.

        The Compensation Committee also generally considered the need to provide competitive incentive opportunities for all of Forest's executive officers. At the same time, the Compensation Committee considered Forest's poor shareholder return, particularly during the fourth quarter of 2008, and whether that performance may have been related to decisions of its executive officers that increased Forest's debt and decreased its liquidity. The Compensation Committee generally concluded that the decisions of the executive officers were sound when made and that the performance of Forest's stock was most influenced by the general financial crisis and concerns over a prolonged period of low commodity prices.

        Looking at Forest's performance as a whole, the calculated payout under the 2008 AIP was below the total target payout. Based on the performance of Forest, its business units, and the individual executive officers, the Compensation Committee approved cash bonus awards under the 2008 AIP in the aggregate amount of $2.47 million for all of the executive officers, as a group, including Mr. Clark. The Compensation Committee and the full Board (excluding Mr. Clark) reviewed Mr. Clark's performance at their regular meeting in February 2009 and in a series of subsequent conversations that continued until March 6, 2009. The Compensation Committee granted a bonus award to Mr. Clark equal to approximately 92% of his year-end base salary, which was approved and ratified by the Board. The annual target bonuses for the other named executive officers ranged from 60% to 75% of their base salaries, and the actual bonus awards paid ranged from approximately 48% to 93% of base salary. Individual executive officer bonus awards were reviewed and approved by the Compensation Committee. The 2008 bonus award for each of the named executive officers was less than his bonus for 2007.

        In determining to award Mr. Clark the largest bonus under the 2008 AIP, the Compensation Committee took into account his continued leadership role in transforming Forest from a smaller, relatively unfocused company with both offshore (Gulf of Mexico and Alaska) and onshore properties and interests located in such countries as Albania, Germany, Thailand, Switzerland, Romania, Australia, and Turkey, to one that is now focused on onshore, repeatable plays in the lower 48 states of the U.S. and Canada. The Compensation Committee also took into account Mr. Clark's specific accomplishments during 2008, which included his critical involvement in and decision-making with respect to Forest's significant and strategically important acquisitions and divestitures in 2008 (including the Ark-La-Tex acquisition in May, the Cordillera acquisition in September, the Gabon divestiture in August, and the Rockies divestiture in November), the East Texas Haynesville Shale program, and with respect to Forest's hedging strategy, his on-going steps to improve Forest's management team and his hands-on involvement in efforts to retain high-quality management and technical personnel, and his success in keeping Forest's finding, development, and operating costs at levels below those experienced by Forest's peer companies.

        The Compensation Committee establishes the target level of performance such that achievement of the target level on any financial or operating measure represents above-average performance by management. At the time target levels are established, the outcome is intended to be substantially uncertain but achievable with a high level of performance from Forest's executives. Further, the Compensation Committee intends that achievement of the "outstanding" level on any financial or operating measure be very difficult. Over the past five years, Forest has achieved performance in excess of its target levels twice, that being in 2006 and 2007. The achievement percentage over the past five years has exceeded the threshold level each year and has been between approximately 89% and 169% of target with an average achievement percent over the past five years of approximately 112% of the target award opportunity. Company performance is the sum of the performance of each of the individual business units. Bonus awards for executive officers in charge of business units are calculated in accordance with the performance of their business unit, which may vary from the performance of Forest as a whole. In 2008, the calculated bonus awards for Messrs. Clark, Keyte, Ridens, Marter, and Colwell were based on the performance of Forest as a whole.

        Special Bonuses.    There were no special bonuses awarded for fiscal 2008.

        Long Term Incentive Awards.    At its regular meeting in May 2008, the Compensation Committee made long-term incentive awards—equity awards—to the named executive officers (and authorized awards to all other Forest employees). The last equity awards to the named executive officers occurred in June 2007. The Compensation Committee has followed the trend in our industry and in industry in general toward the granting of restricted stock (rather than stock options) to the executive officers. The Committee chose restricted stock for recent grants in consideration of the fact that the majority of Forest's competitors have shifted to restricted stock awards or a combination of restricted stock awards and stock option awards and away from stock option awards only and that restricted stock provides a more effective retention incentive.

        The Compensation Committee is responsible for administering the 2007 Stock Incentive Plan (the "2007 Stock Plan"), which was the source of the May 2008 long term incentive awards to the named executive officers. Those awards were all in the form of restricted stock and are governed by individual restricted stock agreements, which were approved in advance by the Compensation Committee. Under the terms of those agreements, the restricted stock is subject to forfeiture provisions that lapse 100 percent on the third anniversary of the date of the award. If the named executive officer resigns or is terminated for unsatisfactory performance of his duties (as determined by Forest in its sole discretion) prior to the conclusion of the three years, all of the restricted shares are forfeited. There are no other qualitative and quantitative targets that impact the vesting of the restricted stock.

        With respect to the initial awards of restricted stock in May 2008 (as opposed to the forfeiture criteria), the awards were based on the Compensation Committee's recognition of (i) Forest's performance compared to its peer group, (ii) the services that each of the named executive officers had performed for Forest during 2008, (iii) the competitive atmosphere for qualified executives in the oil and gas industry, and (iv) the need to increase the retentive aspects of Forest's compensation structure. Further, the Compensation Committee generally tried to set the equity awards for Forest's executive officers at or near the 75th percentile of awards to comparable executive officers at Forest's peer group of companies.

        In May 2008, the Compensation Committee determined to award an aggregate of 732,000 shares of restricted stock (or, in the case of Canadian employees, phantom stock units) to all Forest employees, including officers. The named executive officers received an aggregate of 185,000 shares of restricted stock. In determining the individual awards to executive officers other than Mr. Clark, the Compensation Committee and Mr. Clark consider the individual's performance, the magnitude of his or her responsibilities within the Forest organization, and how critical the individual's position is in terms of retention.

        In determining to award Mr. Clark the largest award under the 2007 Stock Plan, 80,000 shares of restricted stock, the Compensation Committee took into account its view that Mr. Clark's leadership role at Forest is highly visible to and valued by Forest's shareholders and analysts who report on Forest, and that his departure from Forest could be very detrimental to Forest and its shareholders. Given that view, the Compensation Committee determined that the retentive effect of a significant award to Mr. Clark under the 2007 Stock Plan was appropriate and in the best interests of Forest and its shareholders.

        Retirement Plans.    Forest's 401(k) Plan is designed to encourage U.S. employees, including the named executive officers, to save for the future. This compensation program generally is not linked to Forest's performance and was not so linked during 2008. The 401(k) Plan provides Forest's U.S. employees with the opportunity to contribute certain eligible earnings on a pre-tax basis to an account investing in various investment options. Employees may elect to contribute up to 80% of their eligible compensation, subject to certain limitations. Forest matches employee contributions up to a designated percentage of an employee's total eligible compensation, with Forest's contributions vesting for newly-hired employees over a period of five years. During 2008, Forest contributed a total of $38,983 to the 401(k) Plan on behalf of the named executive officers.

        Forest also has adopted an executive deferred compensation plan. Once the maximum Forest match allowable under the 401(k) Plan has been made, the remainder of the match is contributed to the executive deferred compensation plan. During 2008, Forest contributed a total of $123,017 to the executive deferred compensation plan on behalf of the named executive officers. Effective December 1, 2008, the Compensation Committee approved amendments to the executive deferred compensation plan to (i) allow participants to defer annual cash bonuses, (ii) extend the time horizon for distribution elections to up to ten years following termination of employment (with the distribution date being January 15 of any given year), (iii) allow re-deferrals of distributions of existing account balances (with the requirement that the new distributions must be at least five years out after January 1, 2009), and (iv) add additional mutual funds and exchange traded funds (ETFs) as investment options.

        Other Benefits.    During 2008, the Compensation Committee did not make any changes to the other perquisites that the named executive officers receive at Forest. Those benefits include participation in plans available to all Forest employees, such as medical and dental plans, group term life and accidental death and dismemberment insurance plans, and short-term and long-term disability plans. Named executive officers also receive reimbursement of tax-preparation and estate or financial planning expenses and the cost of an annual extensive physical examination. Historically, the reimbursements have involved small dollar amounts, and the Compensation Committee believes that they are reasonable and consistent with the compensation practices of Forest's competitors.

        In December 2008, the Compensation Committee approved a form of amendment to the existing severance agreements between Forest and its officers, including the named executive officers. The amendment would allow a one-time, irrevocable election by the executive officer to defer payment of any severance payment to which he is entitled upon a change of control of Forest (as described below); the deferral could be to January 15 of any year following termination of the executive's employment, up to five years following such termination. Each of the named executive officers elected to execute the deferral amendment.

        In general, the severance agreements and the benefits that would flow to the executive officers in the event of an involuntary termination are explained below under the heading, "Potential Payments Upon Termination or Change-of-Control." The Compensation Committee believes that the severance agreements promote stability and continuity among the named executive officers, particularly if the situation arises where Forest is actively being considered as an acquisition target. In the context of a change-of-control, a "double-trigger" must occur in order for severance benefits to be payable to the named executive officer—that is, a change-of-control must occur and the officer must suffer an involuntary termination within two years of that occurrence. The Compensation Committee believes that the double-trigger provides a sufficient level of protection for the executive officer as well as a retention incentive benefiting Forest and shareholders without creating an unreasonable obstacle to potential bona fide purchasers of Forest.

        Three of the named executive officers (Messrs. Clark, Keyte, and Colwell) have older, "grandfathered" forms of severance agreements. The grandfathered forms provide for defined severance benefits in the event of (i) an involuntary termination that occurs in conjunction with a change-of-control or (ii) an involuntary termination (defined to exclude from its scope a termination "for cause") that is not in conjunction with a change-of-control. Messrs. Ridens and Marter have severance agreements that only provide for severance benefits if they suffer an involuntary termination in conjunction with a change-of-control. Whether an executive officer has a grandfathered or non-grandfathered form of severance agreement had historically been tied to when he or she first became an officer of Forest. Forest ceased using the grandfathered forms in 2003, and so officers such as Messrs. Ridens and Marter, who were first elected after 2003, do not have grandfathered forms. The Compensation Committee believes that the longevity and demonstrated loyalty of the officers with grandfathered forms should be taken into account and rewarded with the additional benefits contained in those forms.

        Forest keeps records regarding other expenses that it pays on behalf of executive officers. If those expenses are not related to company business, they are paid directly by the officer or are reimbursed back to Forest. Certain expenses that are in fact related to company business represent additional compensation.

  How does each compensation element and Forest's decisions regarding that element fit into Forest's overall compensation objectives and affect decisions regarding other elements?

        The Compensation Committee considers each element of Forest's compensation program and, when making decisions regarding specific elements, takes into account how that element fits into Forest's overall compensation objectives. The Committee also considers how that element is affected by the other elements in the program.

        At its regular meetings in February 2008, May 2008, August 2008, November 2008, and February 2009, the Compensation Committee reviewed cumulative compensation tally sheets, severance valuations, and valuations of outstanding equity awards for each of Forest's named executive officers. The tally sheets, severance valuations, and equity valuations were prepared by Forest's Vice President, Human Resources. The tally sheets describe each named executive officer's base salary, 2007 annual incentive bonus, the annual value of perquisites, the historic value of all restricted stock and stock options granted to and held by the officer, the annual amount of employer matching for the 401(k) Plan and executive deferred compensation plan, and the internal pay equity among the named executive officers. The tally sheets then state the cumulative total value of these components. The severance valuations describe the severance payment and other benefits that each named executive officer would receive in the context of a termination from Forest, both in conjunction with and not in conjunction with a change-of-control. The equity valuations describe the current market value of all restricted stock and options held by each of the named executive officers as well as the value derived by the officer through recent vesting of restricted stock or exercises of options.

        The Compensation Committee believes that the tally sheets, severance valuations, and equity valuations allow it to keep track of the on-going value and retentive quality of prior compensation grants, which in turn allows the Committee to maintain an appropriate perspective when considering current compensation decisions.

        The Compensation Committee has instructed Forest's Vice President, Human Resources, to continue to survey peer group companies and to update the tally sheets, severance valuations, and equity valuations and present the updates to the Committee on a quarterly basis. The Committee intends to continue using these items as a means to make informed decisions regarding all of the components of Forest's compensation program.

 Compensation Committee Report

        We have reviewed and discussed the foregoing "Compensation Discussion and Analysis" required by Item 402(b) of Regulation S-K with management. Based on our review and discussion with management, we have recommended to the Board of Directors that the "Compensation Discussion and Analysis" section be included in this proxy statement and incorporated by reference into Forest's Annual Report on Form 10-K for the year ended December 31, 2008.

THE COMPENSATION COMMITTEE
Patrick R. McDonald, Chairman(1) Loren K. Carroll James D. Lightner(2)

(1)
The Board elected Mr. McDonald to serve as the Chairman of the Compensation Committee, effective November 13, 2008.

(2)
Mr. Lightner served as Chairman of the Compensation Committee through November 12, 2008.

Summary Compensation Table

        The table below discloses the total compensation paid or earned by Forest's Chief Executive Officer, Chief Financial Officer, and the other three most highly paid executive officers (collectively, the "named executive officers" or "NEOs") for fiscal years ending December 31, 2006, December 31, 2007, and December 31, 2008.

        As reflected in the table, in 2008, on average, the named executive officers' base salary accounted for approximately 19% of total compensation, Non-equity Incentive Plan Compensation (consisting of cash bonuses awarded under Forest's 2008 AIP) for services rendered in 2008 accounted for approximately 16% of total compensation, long-term equity incentive awards accounted for 63% of total compensation, and the remainder was comprised of other benefits and perquisites. The footnotes to the Summary Compensation Table provide disclosure for fiscal year 2008, unless otherwise indicated.

Name and Principal Position (a)	Year (b)	Salary ($)(c)(1)	Bonus ($)(d)(2)	Stock Awards ($)(e)(3)	Option Awards ($)(f)(3)	Non-Equity Incentive Plan Compensation ($)(g)(4)	Change in Pension Value And Nonqualified Deferred Compensation Earnings ($)(h)(5)	All Other Compensation ($)(i)(6)	Total ($)(j)

H. Craig Clark	2008	616,250	0	3,025,971	155,400	600,000	0	86,557	4,484,178
President and Chief	2007	563,750	300,000	1,580,689	569,409	1,000,000	0	54,769	4,068,617
Executive Officer	2006	537,500	0	2,468,698	811,694	700,000	3,057	41,251	4,562,200

David H. Keyte(7)	2008	422,500	0	1,552,651	73,504	400,000	1,278	39,386	2,489,319
Executive Vice	2007	393,750	300,000	717,397	182,794	550,000	842	29,679	2,174,462
President and Chief	2006	375,000	0	893,448	252,943	375,000	2,158	9,147	1,907,696
Financial Officer

J.C. Ridens	2008	356,667	0	797,161	36,061	300,000	0	31,997	1,521,886
Executive Vice	2007	286,282	175,000	288,154	79,011	400,000	0	21,434	1,249,881
President and Chief	2006	266,250	0	320,083	79,011	250,000	244	7,972	923,560
Operating Officer

Cyrus D. Marter IV	2008	325,000	0	499,526	27,617	250,000	0	27,570	1,129,713
Senior Vice	2007	277,577	175,000	226,190	41,921	300,000	0	20,025	1,040,713
President, General	2006	245,000	0	246,888	54,165	170,000	14	10,911	726,978
Counsel and
Secretary

Cecil N. Colwell	2008	304,583	0	517,550	28,142	150,000	898	27,076	1,028,249
Senior Vice	2007	279,583	75,000	243,399	64,961	200,000	660	22,186	885,789
President, Worldwide	2006	254,583	0	306,723	93,255	170,000	856	7,972	833,389
Drilling

(1)
Amounts shown represent base salary paid during the fiscal year, as described under the heading "Base Salary" under the caption "Compensation Discussion and Analysis" above.

(2)
The named executive officers did not receive payments that would be characterized as "Bonus" payments for the fiscal year ended December 31, 2008. Cash Bonus Awards paid under Forest's 2008 AIP during the first quarter of 2009 are reflected in the column "Non-Equity Incentive Plan Compensation" and discussed in footnote (4) below.

(3)
Amounts shown in columns (e) and (f) include dollar amounts recognized for financial statement reporting purposes for the fiscal year in accordance with Statement of Financial Accounting Standards 123(R) ("SFAS 123(R)") for the amortization of the grant date fair value of stock awards and option awards granted to the named executive officers for fiscal year 2008 and prior years, excluding the impact of estimated forfeitures related to service-based vesting conditions, as required by SEC rules. These amounts do not reflect amounts paid to or realized by the NEO for fiscal 2008. A discussion of the valuation assumptions used for purposes of the SFAS 123(R) calculation is included under Note 7 to Forest's 2008 Consolidated Financial Statements that are part of Forest's Annual Report on Form 10-K for the year ended December 31, 2008. Further, as described in Note 7 to Forest's 2008 Consolidated Financial Statements, during 2006 we completed the spin-off of our Gulf of Mexico properties by means of a special stock dividend. The dividend took the form of shares of common stock of Mariner Energy Inc. and resulted in the partial settlement of all restricted stock awards held by Forest employees, including restricted stock held by the named executive officers. The amounts shown in the "Stock Awards" column reflect the partial settlement in 2006 for purposes of SFAS 123(R).

(4)
Amounts reflect the cash bonus awards to the NEOs under the 2008 AIP, which is discussed in further detail under the caption "Annual Incentive Bonus" under the heading "Compensation Discussion and Analysis" above. Bonus awards under the 2008 AIP were accrued and earned in 2008 and paid in the first quarter of 2009.

(5)
Amounts reflect the actuarial increase in the present value of the NEO's benefits under the Forest Oil Corporation Pension Trust Agreement (the "Pension Trust"). This amount is determined using interest rate and mortality rate assumptions consistent with those used in Forest's financial statements and include amounts that the NEO may not currently be entitled to receive because such amounts are not vested. Mr. Keyte and Mr. Colwell are the only NEOs that participate in the Pension Trust. Earnings on nonqualified deferred compensation are not included in this column, since no named executive officer earned above-market or preferential earnings on nonqualified deferred compensation during the fiscal year.

(6)
Amounts shown for each NEO includes: (i) matching contributions to the 401(k) Plan, Mr. Marter, $11,500; (ii) matching contributions to the executive deferred compensation plan, Mr. Clark, $45,267, Mr. Keyte, $25,800, Mr. Ridens, $21,783, Mr. Marter, $14,500, and Mr. Colwell, $15,667; (iii) tax gross-ups on amounts paid to the NEOs in 2008; (iv) the taxable value of group term life insurance coverage in excess of $50,000; and (v) the amount shown for Mr. Clark includes reimbursements of financial consulting, moving expenses, physical examination, and spousal travel. The amounts attributable to each such perquisite or benefit for each NEO did not exceed the greater of $25,000 or 10% of the total amount of perquisites received by the NEO.

(7)
Effective April 1, 2009, Mr. Keyte's annual salary amount will adjust to $455,000.

2008 Grants of Plan-Based Awards

        The following table provides information about plan-based awards, including cash payouts and restricted stock awarded to each of the named executive officers for services provided during 2008.

								All Other Stock Awards: Number of Shares of Stock or Units (#)(2) (i)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards				All Other Option Awards: Number of Securities Underlying Options (#)(3) (j)
										Exercise or Base Price of Option Awards ($/Sh) (k)	Grant Date Fair Value of Stock and Option Awards(4) ($) (l)
Name (a)	Grant Date (b)	Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)

H. Craig Clark	05/08/08	162,500	650,000	1,300,000	N/A	N/A	N/A	80,000	0	N/A	5,186,000

David H. Keyte	05/08/08	80,625	322,500	645,000	N/A	N/A	N/A	45,000	0	N/A	2,917,125

J.C. Ridens	05/08/08	73,125	292,500	585,000	N/A	N/A	N/A	30,000	0	N/A	1,944,750

Cyrus D. Marter IV	05/08/08	52,500	210,000	420,000	N/A	N/A	N/A	15,000	0	N/A	972,375

Cecil N. Colwell	05/08/08	47,250	189,000	378,000	N/A	N/A	N/A	15,000	0	N/A	972,375

(1)
Amounts represent a range of possible cash payouts under Forest's 2008 AIP. As described under the heading "Compensation Discussion and Analysis" above, the Compensation Committee sets target bonuses at the beginning of the fiscal year under our annual incentive plan. The threshold amount shown in column (c) reflects the minimum payment level under the 2008 AIP, which is 25% of the target amount shown in column (d); however, no payments will be made under this plan unless the minimum 25% performance targets are achieved. The maximum amount shown in column (e) is 200% of such target amount, which represents the maximum for the plan; however, the maximum limit for individual employees, including the NEOs, is determined by the Committee, and it has discretion to increase the size of individual awards in excess of 200%. The amounts shown in columns (c), (d), and (e) are based on the NEO's current salary and position. The actual amounts awarded for fiscal 2008 are set forth in "Summary Compensation Table" in the Non-Equity Incentive Plan Compensation column.

(2)
Amounts represent shares of restricted stock awarded to each of the NEOs under the 2007 Stock Plan, which were approved by the Compensation Committee on May 8, 2008. The restrictions on these awards lapse on the dates shown in the table below, "Outstanding Equity Awards At Fiscal Year-End." As reflected in the table, the restrictions generally lapse 100% on the third anniversary of the date of the award, subject to the NEO's continued employment. The restricted shares are held by Forest until the restrictions lapse; however, the NEO may exercise voting power and participate in dividends, if any, declared on Forest's common stock.

(3)
No stock options were awarded to the NEOs during fiscal year 2008.

(4)
The grant date value of the restricted stock awards is calculated in accordance with SFAS 123(R) and is equal to the number of shares awarded times $64.825, which is the mean of the high and low sales prices of Forest's common stock as listed on the NYSE on May 8, 2008.

Outstanding Equity Awards At Fiscal Year-End

        The following table provides information on the current stock option and stock award holdings by each of the named executive officers. This table includes unvested, unexercised stock options and unvested restricted stock awards. The vesting dates for each option grant and stock award is shown in the accompanying footnotes. The market value of the stock awards is based on the closing market price of Forest's common stock as of December 31, 2008, which was $16.49.

	Option Awards					Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)(d)	Option Exercise Price ($)(e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#)(g)(1)		Market Value of Shares or Units of Stock That Have Not Vested ($)(h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have not Vested (#)(i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(j)

H. Craig Clark	157,200	0	N/A	18.19	09/05/11	80,000	(2)	1,319,200	N/A	N/A
	74,300	0		16.82	12/12/11	80,000	(2)	1,319,200
	84,108	0		15.65	02/26/13
	148,600	0		14.93	07/30/13
	148,600	0		16.85	02/25/14
	59,440	0		20.60	12/08/14

David H. Keyte	80,350	0	N/A	20.02	12/07/10	45,000	(3)	742,050	N/A	N/A
	44,580	0		15.65	02/26/13	45,000	(3)	742,050
	59,440	0		16.85	02/25/14
	29,720	0		20.60	12/08/14

J.C. Ridens	6,577	0	N/A	17.14	04/14/14	20,000	(4)	329,800	N/A	N/A
	10,105	0		20.60	12/08/14	30,000	(4)	494,700

Cyrus D. Marter IV	7,430	0	N/A	16.85	02/25/14	15,000	(5)	247,350	N/A	N/A
	13,374	0		20.60	12/08/14	15,000	(5)	247,350

Cecil N. Colwell	4,829	0	N/A	16.85	02/25/14	15,000	(6)	247,350	N/A	N/A
	5,944	0		20.60	12/08/14	15,000	(6)	247,350

(1)
Unvested options vest in equal increments of 25%, commencing on the first anniversary date of the grant, and have a term of ten years. Shares of restricted stock vest 100% on the third anniversary of the date of the award or, if earlier, upon a change-of-control and certain termination events, including involuntary termination not for cause, death, disability, or retirement.

As of December 31, 2008:

(2)
The forfeiture restrictions on Mr. Clark's unvested restricted stock will lapse as follows: 80,000 shares vest on June 11, 2010 and 80,000 shares vest on May 8, 2011.

(3)
The forfeiture restrictions on Mr. Keyte's unvested restricted stock will lapse as follows: 45,000 shares vest on June 11, 2010 and 45,000 shares vest on May 8, 2011.

(4)
The forfeiture restrictions on Mr. Ridens' unvested restricted stock will lapse as follows: 20,000 shares vest on June 11, 2010 and 30,000 shares will vest on May 8, 2011.

(5)
The forfeiture restrictions on Mr. Marter's unvested restricted stock will lapse as follows: 15,000 shares vest on June 11, 2010 and 15,000 shares will vest on May 8, 2011.

(6)
The forfeiture restrictions on Mr. Colwell's unvested restricted stock will lapse as follows: 15,000 shares vest on June 11, 2010 and 15,000 shares will vest on May 8, 2011.

Option Exercises and Stock Vested

        The following table provides information, on an aggregate basis, about stock options that were exercised and restricted stock awards that vested during the fiscal year ended December 31, 2008 for each of the named executive officers.

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#)(b)	Value Realized on Exercise ($)(c)(1)	Number of Shares Acquired on Vesting (#)(d)(2)		Value Realized on Vesting ($)(e)

H. Craig Clark	100,000	4,166,435	80,000	(3)	1,421,200

David H. Keyte	83,110	3,225,432	30,000	(3)	532,950

J.C. Ridens	17,500	795,425	10,000	(3)	177,650

Cyrus D. Marter IV	10,996	363,372	8,000 4,000	(3) (4)	142,120 169,420

Cecil N. Colwell	0	0	10,000	(3)	177,650

(1)
The realized value is based on the difference between the market value of the shares purchased on the date of exercise and the option exercise price multiplied by the number of shares covered by the exercised option.

(2)
The number of shares and the value realized upon the lapsing of the forfeiture restrictions include shares that were surrendered by the named executive officer to Forest at the time of vesting to satisfy tax withholding requirements.

(3)
Forfeiture restrictions lapsed on December 19, 2008. The value realized was calculated by multiplying the number of shares shown in the table by $17.765, which was the mean of the high and low sales prices of Forest's common stock as listed on the NYSE on December 18, 2008.

(4)
Forfeiture restrictions lapsed on January 24, 2008. The value realized was calculated by multiplying the number of shares shown in the table by $42.355, which was the mean of the high and low sales prices of Forest's common stock as listed on the NYSE on January 23, 2008.

Pension Benefits

        We have a qualified, non-contributory defined benefit pension plan, the Forest Oil Corporation Pension Trust Agreement. Benefit accruals under this plan were suspended effective as of May 31, 1991. The following table sets forth information on the pension benefits for Messrs. Keyte and Colwell, the only named executive officers who were eligible to participate in this plan prior to the date it was frozen.

Name (a)	Plan Name (b)	Number of Years Credited Service (#)(c)	Present Value of Accumulated Benefit ($)(d)	Payments During Last Fiscal Year ($)(e)

H. Craig Clark	N/A	N/A	0	0

David H. Keyte	Forest Oil Corporation	4	29,876	0
	Pension Trust Agreement

J.C. Ridens	N/A	N/A	0	0

Cyrus D. Marter IV	N/A	N/A	0	0

Cecil N. Colwell	Forest Oil Corporation	3	19,537	0
	Pension Trust Agreement

        The following table shows the estimated maximum annual benefits payable upon retirement at age 65 as a straight life annuity to participants in the pension plan for the indicated levels of average annual compensation and various periods of service, assuming no future changes in this plan. Mr. Keyte has four years of credited service, and the estimated annual accrued benefit payable, based on a life annuity benefit, upon normal retirement for Mr. Keyte is $5,097. Mr. Colwell has three years of credited service, and the estimated annual accrued benefit payable, based on a life annuity benefit, upon normal retirement for Mr. Colwell is $2,524.

	Estimated Maximum Annual Pension Benefits(2) Years of Service

Remuneration(1)	10	20	30

$100,000	$36,846	$48,060	$53,400

200,000	73,692	96,120	106,800

300,000	79,282	103,412	114,902

400,000	79,282	103,412	114,902

(1)
The level of compensation used to determine benefits payable under the pension plan is the participant's annual base salary prior to May 31, 1991.

(2)
Normal retirement benefits attributable to our contributions are limited under certain provisions of the Internal Revenue Code of 1986, as amended, to $195,000 in 2008, and increase annually thereafter for cost of living adjustments.

        The amount of our contribution, payment, or accrual in respect to any specified person in the pension plan is not and cannot readily be separately or individually calculated by the pension plan actuaries. Annual benefits at normal retirement are approximately 24% of average annual earnings (excluding bonuses) for any consecutive 60-month period that produces the highest amount, plus 21% of those earnings prorated over 20 years of credited service, and one-half of 1% of those earnings for each year of credited service in excess of 20, subject to certain adjustments for lack of plan participation. The relevant 60-month period must occur during the last 15 years prior to the earlier of retirement or May 31, 1991, when benefit accruals ceased. There is no offset for Social Security benefits. These benefits are payable for life with a 10-year certain period, or the actuarial equivalent of that benefit.

Nonqualified Deferred Compensation

        In addition to Forest's 401(k) Plan, which is a qualified plan within the meaning of Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), Forest maintains a non-qualified deferred compensation plan, the Executive Deferred Compensation Plan (the "Executive Plan"), that provides deferred compensation benefits for certain officers whose annual accumulations under the 401(k) Plan are limited by certain provisions of the Code. Under the 401(k) Plan, a participant may elect to defer up to 80% of his or her compensation and Forest makes certain specified contributions on behalf of each participant; however, the Code imposes several limitations (the "Limitations") on the amount of such deferrals and employer contributions, including the following: (i) the maximum employee elective deferral for 2008 was $15,500, and it is $16,500 for 2009 ($22,000 if the participant will attain at least age 50 by the end of the particular year); (ii) the maximum amount of participant compensation that may be taken into account under the 401(k) Plan was $230,000 for 2008, and it was increased to $245,0000 for 2009; (iii) certain employee elective deferrals and employer matching contributions must be returned to highly compensated employees or forfeited if the 401(k) Plan does not pass applicable nondiscrimination tests; and (iv) the maximum sum of employee elective deferrals and employer contributions made under the 401(k) Plan on a participant's behalf for 2008 could not exceed the lesser of 100% of compensation or $46,000 (which amount was increased to $49,000 for 2009).

        Subject to certain conditions and restrictions, a participant may defer under the Executive Plan a portion of his or her compensation with respect to which his elective deferrals under the 401(k) Plan are limited as a result of the application of the Limitations. In addition, amounts deferred by a participant under the Executive Plan for a particular year will be matched under this plan by Forest based on the matching formula used in the 401(k) Plan (which, for 2008, was a dollar-for-dollar match up to 8% of compensation). The Executive Plan also provides a participant with an additional employer contribution generally to compensate the participant for reductions in his or her share of employer contributions under the 401(k) Plan by reason of the application of the Limitations. The Executive Plan permits distributions only upon a termination of service, except that in-service distributions are permitted only as necessary to fulfill a domestic relations order.

        The Executive Plan provides for a slate of investment options, primarily mutual funds (including the options available under the 401(k) Plan) and exchange traded funds, that are selected by Forest. Participants may designate from time to time how deferred amounts are deemed to be invested among such options. As a result, the fair value of the liability recorded with respect to the deferred amounts under the Executive Plan will fluctuate due to gains and losses associated with the selected investment options. The amounts credited to participant accounts under the Executive Plan are not held in a trust, and all such amounts are subject to the claims of Forest's creditors. The Executive Plan is designed and operated in a manner that is intended to satisfy the requirements of Section 409A of the Code.

        In addition to the Executive Plan, Forest maintains two executive salary deferred compensation plans ("salary deferred compensation plans"). These plans have been frozen since December 31, 2005 for purposes of participation and any future deferrals of new compensation, and the plans are administered by the Compensation Committee. Eligibility to participate in these plans was limited to Forest's officers and directors. None of the non-employee directors elected to participate in these plans. At the time participation was elected, a participant had to specify the amount of his or her base salary and/or bonus to be deferred, as well as the time of payment. Distributions will be made in a lump sum per the participant's election, subject to any timing restrictions otherwise applicable under Section 409A of the Code. The amounts held in these plans are credited with hypothetical investment earnings based on participant investment elections made from various investment options selected by Forest. Accounts maintained for the participants, including Messrs. Clark and Ridens, the only NEOs who participate, are held by a brokerage firm in rabbi-trusts. These plans are not funded by Forest, and no amounts are credited with above-market earnings.

        The following table provides information concerning contributions to the Executive Plan by each of the named executive officers and by Forest and the aggregate earnings in the Executive Plan and salary deferred compensation plans during 2008:

Name (a)	Executive Contributions in Last FY ($)(b)(1)	Registrant Contributions in Last FY ($)(c)(2)	Aggregate Earnings in Last FY ($)(d)	Aggregate Withdrawals/ Distributions ($)(e)	Aggregate Balance at Last FYE ($)(f)(3)

H. Craig Clark	200,188	45,267	(279,008)	0	1,322,104

David H. Keyte	56,325	25,800	(46,076)	0	687,617

J.C. Ridens	55,833	21,783	(109,686)	0	195,023

Cyrus D. Marter IV	20,250	14,500	(23,642)	0	57,103

Cecil N. Colwell	30,188	15,667	(101,048)	0	227,754

(1)
Amount contributed to the Executive Plan by each NEO is included in the amount reflected in the "Salary" column of the Summary Compensation Table above.

(2)
Amount contributed to the Executive Plan by Forest for each NEO is included in the amount reflected in the "All Other Compensation" column of the Summary Compensation Table above.

(3)
Aggregate amounts previously reported as compensation to each NEO in the Summary Compensation Table for fiscal years 2006 and 2007 are as follows: Mr. Clark, $391,191; Mr. Keyte, $113,000; Mr. Ridens, $94,431; Mr. Marter, $36,313; and Mr. Colwell, $74,376.

Potential Payments Upon Termination or Change-of-Control

        None of Forest's named executive officers have employment agreements with Forest, and their employment may be terminated at any time at the discretion of the Board. As described below, the Compensation Committee approved and Forest entered into new severance agreements with each of the named executive officers in December 2007 that provide for certain payments and other benefits if the officer's employment is terminated under certain circumstances within two years following a change-of-control and, with respect to several of the named executive officers, if the officer's employment is terminated under certain circumstances other than within the two-year period following a change-of-control.

        Severance Agreements with the NEOs.    Forest entered into severance agreements with each of the named executive officers dated December 17, 2007, which agreements were amended in December 2008. The terms and conditions of the new severance agreements (as amended) are generally similar to the terms and conditions included in the prior forms of severance agreements between Forest and the named executive officers and include new and revised terms that are directed at complying with Section 409A of the Code and applicable regulations. The severance agreements provide for certain payments and benefits if the executive's employment is terminated under specified conditions, and the executive's rights upon termination will depend on the circumstances of their termination and the terms included in their severance agreement. The severance agreements with all of the named executive officers provide for certain payments and benefits if the executive is Involuntarily Terminated (as defined below) within two years following a change-of-control of Forest. See below for a summary of the term "change-of-control." With respect to Messrs. Clark, Keyte, and Colwell, their severance agreements also provide for certain payments and benefits if their employment is Involuntarily Terminated other than within two years after a change-of-control of Forest. Under the severance agreements, an executive will be considered Involuntarily Terminated if his employment is terminated by Forest for any reason other than cause or if he resigns within 60 days after receiving notice of a "Change of Duties" (except that an executive will not be considered Involuntarily Terminated if the termination is as a result of death, disability, or resignation on or after attaining age 65). A "Change of Duties" is generally defined under the severance agreements as a significant change in the executive's authorities or duties, a reduction in the executive's annual base salary, or a diminution in employee benefits and perquisites or, in circumstances involving a change-of-control, in addition to the foregoing reasons, due to a change in the executive's principal place of employment by more than 50 miles or a diminution in eligibility to participate in bonus, stock option, incentive award, and other compensation plans. As a condition to receiving any payments under a severance agreement, the executive must sign a release, releasing Forest from all claims and causes of action arising out of the executive's employment or his termination of employment. In addition, as a condition to receiving payments and benefits under a severance agreement that are not tied to a change-of-control, the executive must agree not to compete with or solicit employees of Forest for a period of two years following his termination of employment. Each of the severance agreements with the named executive officers will expire on June 17, 2010, subject to possible extensions for successive 30-month terms. See the table, "Potential Severance Payments and Benefits Upon Termination or Change-of-Control" below, for additional information.

        Change-of-Control.    Each of the officer's severance agreements includes a definition of a "change-of-control" that is intended to comply with applicable definitions and requirements of Section 409A of the Code and applicable regulations. Generally, under the agreements, a "change-of-control" means the occurrence of any one of the following types of events:

  •
  One person (or more than one person acting as a group) acquires stock ownership of Forest constituting more than 50% of the total fair market value or total voting power of Forest's stock;

  •
  A majority of the members of Forest's board of directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the board before the date of such appointment or election; or

  •
  One person (or more than one person acting as a group) acquires during a 12-month period assets from Forest that have a total gross fair market value (the value of the assets determined without regard to any liabilities associated with such assets) equal to or more than 60% of the total gross fair market value of all of the assets of Forest immediately before such acquisition.

        Severance Payments Upon a Change-of-Control.    In the event any of the named executive officers' employment with Forest is Involuntarily Terminated as described above within 24 months after the date upon which a change-of-control occurs, the executive will receive severance benefits including:

  •
  a lump sum payment in an amount equal to 2.5 times the sum of his annual base salary and the annual bonus most recently paid (the "Cash Severance Payment");

  •
  continued coverage under Forest's medical and dental benefit plans for the executive and his spouse and his eligible dependents for a period of 30 months with respect to Messrs. Clark, Keyte, and Colwell, and 24 months with respect to Messrs. Ridens and Marter, without any cost to the executive (this coverage will be terminated if the executive becomes eligible to receive coverage from a subsequent employer during such period);

  •
  all outstanding stock options and, under the terms of the executives' restricted stock agreements, all restricted stock will immediately vest;

  •
  outstanding stock options will remain exercisable for a period of 12 months following the executive's last day of employment (but in no event will an option be exercisable for a longer period than the original term of the option or a shorter period than already provided for under the terms of the option);

  •
  any accrued benefits under non-qualified deferred compensation plans will become immediately non-forfeitable;

  •
  payment of an annual bonus under Forest's annual incentive plan, based on partial year results, which will be in an amount to be determined by the Compensation Committee on or before the date of the change-of-control; and

  •
  if any payment, distribution, or benefit, whether pursuant to the severance agreement or otherwise, is subject to the federal excise tax on "excess parachute payments," under the terms of the severance agreement Forest will be obligated to pay the executive an additional amount as may be necessary so that the executive realizes, after the payment of any income or excise tax on such additional amount, an amount sufficient to pay all such excise taxes.

        The Cash Severance Payment (plus any applicable interest as described below) will be paid on January 15 of (i) in the case of Messrs. Clark, Keyte, Ridens, and Marter, the first calendar year following the year in which the executive's employment terminates, and (ii) in the case of Mr. Colwell, the second calendar year following the year in which his employment terminates. Interest on the Cash Severance Payment (from the fifth day after the effective date of the release and based on the prime rate reported by The Wall Street Journal plus 3%) will also be paid at the time the Cash Severance Payment is paid. As soon as practicable after the executive's termination of employment, Forest will contribute the Cash Severance Payment (plus the applicable interest) to an irrevocable grantor ("rabbi") trust if the payment of the Cash Severance Payment (plus interest) will occur more than six months after the date of the executive's termination of employment. In addition, as described below, the payments and benefits and any reimbursements that may be payable to the executives under their severance agreements may be delayed for a period of six months if the payment of the amount or distribution of benefits is subject to Section 409A of the Code.

        Severance Payments Upon Termination Not Involving a Change-of-Control.    In the event Messrs. Clark's, Keyte's, or Colwell's employment with Forest is Involuntarily Terminated as described above other than within 24 months after the date upon which a change-of-control occurs, the executive will receive severance benefits including:

  •
  continued payment of his base salary for a term of months equal to the whole number of times that his annual base salary can be divided by $10,000, limited to 30 months (the amounts payable will be reduced by 50% if the executive obtains new employment during the term of payment); and

  •
  continued coverage under Forest's medical and dental benefit plans for the executive and his spouse and his eligible dependents throughout the term of such base salary continuation without any cost to the executive (this coverage will be terminated if the executive becomes eligible to receive coverage from a subsequent employer during such period).

        Delayed Severance Payment Restrictions.    Among other things, Section 409A of the Code places restrictions on the timing of certain types of payments to the named executive officers and the other officers, including the payments and benefits that may be payable under each of the officers' severance agreements. As a result, the severance agreements with the named executive officers include restrictions that will delay the payment of any amount until a date that is six months after the date of the executive's termination of employment, or an earlier date to the extent such amount may be paid to the executive without being subject to additional taxes and interest under Section 409A of the Code. If the payment of any amount is delayed, the amounts of any payments that are delayed will accrue interest from the date that such payment would have been made had Section 409A of the Code and the six-month payment restrictions not applied to the actual date the amount is paid to the executive (however, interest may accrue from an earlier date as described above under Severance Payments Upon a Change-of-Control).

        Payments Upon Retirement or Death or Disability.    If a named executive officer retires in accordance with Forest's normal retirement policies, or his employment is terminated as a result of death or disability, he will receive various benefits as reflected in the following table, which are generally available to all Forest employees. Under the terms of Forest's 2007 Stock Plan and the forms of stock option and restricted stock agreements, upon death, disability, or, in the case of stock options (but not restricted stock), retirement, any vesting or forfeiture provisions will lapse and the executive will be entitled to receive the underlying shares and any outstanding stock options will remain exercisable for a period of 12 months. In addition, upon attaining age 65 or termination of employment due to death or disability, a participant in Forest's 401(k) Plan (including a named executive officer who is a participant) will have a 100% vested interest in his accounts under such plan. Generally, the Forest benefit and incentive plans define retirement as a voluntary resignation on or after reaching age 62 and 15 years of qualifying service, although the severance agreements and Forest's 401(k) Plan provide that retirement means reaching age 65. None of the named executive officers are currently eligible to receive any retirement benefits.

        Summary of Forest's Payment Obligations and other Benefits Upon Termination of Employment.    The following table summarizes Forest's payment obligations and the continuation of benefits to the named executive officers under various termination circumstances and assumes that the termination occurred on December 31, 2008.

Termination as a Result of

	Resignation for Good Reason or Termination Without Cause(1)	Change-of- Control(2)	For Cause or Without Good Reason	Voluntary Resignation	Retirement	Death or Disability

Unpaid base salary through date of termination	x	x	x	x	x	x

Accrued but unpaid vacation	x	x	x	x	x	x

Earned but unpaid annual incentive compensation		x

Unpaid deferred compensation	x	x	x	x	x	x

Unpaid reimbursements	x	x	x	x	x	x

Multiple of (a) base salary in effect at termination plus (b) amount equal to annual incentive bonus for last year		x

Excise tax and gross up		x

Continued base salary payments(3)	x

Continued medical and dental benefits(4)	x	x			x

Full and immediate vesting under stock option agreements		x			x	x

Full and immediate vesting under restricted stock agreements	x	x				x

Retiree medical benefits(5)					x

Disability income or life insurance payments						x

(1)
Includes payments and benefits that may be available under the NEO's severance agreement if the NEO's employment is Involuntarily Terminated.

(2)
Includes payments and benefits that may be available under the NEO's severance agreement and assumes the NEO's employment is Involuntarily Terminated within 24 months after a change-of-control.

(3)
Messrs. Clark, Keyte, and Colwell have severance agreements that provide for continued payment of their base salary for a term following the date of termination. See "Severance Payments Upon Termination Not Involving a Change-of-Control" above.

(4)
Upon a change-of-control and a termination not involving a change-of-control, Messrs. Clark, Keyte, and Colwell (and their spouse and eligible dependents) will receive these benefits for a period of up to 30 months. Upon a change-of-control, Messrs. Ridens and Marter (and their spouse and eligible dependents) will receive these benefits for 24 months.

(5)
Retiree medical benefits require retirement on or after reaching age 62 and 15 years of continuous qualifying service. None of the NEOs are currently eligible to receive any retirement benefits.

        Potential Severance Payments and Benefits Upon Termination or Change-of-Control.    The following table assumes that each of the named executive officers terminated employment (other than as a result of death, disability, or retirement) with Forest on December 31, 2008. On that date, the closing price of Forest's common stock was $16.49. These amounts are in addition to any benefits generally available to all U.S. employees upon a voluntary termination without cause, such as distributions from the 401(k) Plan, the payment of accrued vacation, and, subject to the terms of restricted stock and option agreements, the right to exercise or receive vested stock options and stock awards. These amounts represent our best estimates, as the actual amounts to be paid to the NEOs can only be determined on the actual date of separation.

			Long-Term Incentive Plans(2)
								Total Value of Payments and Accelerated Vesting of Shares ($)(5)
Name/	Termination or Resignation Scenario	Severance & Bonus ($)(1)	Value of Accelerated Stock ($)	Value of Accelerated Stock Options ($)	Executive Deferred Compensation Plan ($)(3)	Other Benefits ($)(4)	Excise Tax & Gross-Up ($)

H. Craig Clark—President and Chief Executive Officer
Involuntary—Not Within 24 Months of a Change-of-Control		1,625,000	2,638,400	0	1,322,104	83,672	0	5,669,176
Involuntary—Within 24 Months After a Change-of-Control		4,249,516	2,638,400	0	1,322,104	83,672	0	8,293,692
Voluntary resignation(6)		0	0	0	1,322,104	0	0	1,322,104
Termination For Cause(6)		0	0	0	1,322,104	0	0	1,322,104

David H. Keyte—Executive Vice President and Chief Financial Officer
Involuntary—Not Within 24 Months of a Change-of-Control		1,075,000	1,484,100	0	687,617	83,672	0	3,330,389
Involuntary—Within 24 Months After a Change-of-Control		2,523,955	1,484,100	0	687,617	83,672	0	4,779,344
Voluntary resignation(6)		0	0	0	687,617	0	0	687,617
Termination For Cause(6)		0	0	0	687,617	0	0	687,617

J.C. Ridens—Executive Vice President and Chief Operating Officer
Involuntary—Not Within 24 Months of a Change-of-Control		0	824,500	0	195,023	0	0	1,019,523
Involuntary—Within 24 Months After a Change-of-Control		2,034,617	824,500	0	195,023	66,938	766,275	3,887,353
Voluntary resignation(6)		0	0	0	195,023	0	0	195,023
Termination For Cause(6)		0	0	0	195,023	0	0	195,023

Cyrus D. Marter IV—Senior Vice President, General Counsel and Secretary
Involuntary—Not Within 24 Months of a Change-of-Control		0	494,700	0	57,103	0	0	551,803
Involuntary—Within 24 Months After a Change-of-Control		1,674,052	494,700	0	57,103	66,938	649,594	2,942,387
Voluntary resignation(6)		0	0	0	57,103	0	0	57,103
Termination For Cause(6)		0	0	0	57,103	0	0	57,103

Cecil N. Colwell—Senior Vice President, Worldwide Drilling
Involuntary—Not Within 24 Months of a Change-of-Control		761,250	494,700	0	227,754	57,445	0	1,541,149
Involuntary—Within 24 Months After a Change-of-Control		1,370,311	494,700	0	227,754	57,445	0	2,150,210
Voluntary resignation(6)		0	0	0	227,754	0	0	227,754
Termination For Cause(6)		0	0	0	203,900	0	0	203,900

(1)
Reflects the cash benefits payable in the event of a termination under the executive's severance agreement. The amount includes the executive's annual base salary and, in the event of termination within 24 months of a change-of-control, annual bonus. Bonus amounts are based on AIP bonuses paid to the NEOs during 2008. In addition, if an executive is Involuntary Terminated within 24 months after a change-of-control, the amount includes interest for the period from January 1, 2009 to the date of payment of the severance amount (June 30, 2009 in the case of Messrs. Clark, Keyte, Ridens, and Marter, and January 15, 2010 in the case of Mr. Colwell) based on an interest rate (compounded annually on January 15 of each year) of 6.25% (which is 3% plus the prime rate of interest as reported in The Wall Street Journal on December 31, 2008). The actual period during which the interest would be paid and the actual rate of interest would be different than that described in the preceding sentence as the determinations of such period and rate are tied to the effective date of the executive's release (rather than the date of his termination of employment) and the interest rate is periodically redetermined as provided in the severance agreement.

(2)
Reflects the value of shares of restricted stock awarded under the terms of Forest's stock incentive plans and forms of restricted stock agreements that would become nonforfeitable or vest, respectively, upon the indicated event. Each named executive officer's stock options are fully vested. The amounts shown in the table are based on the closing price of a share of Forest common stock on December 31, 2008, $16.49. In addition to these amounts, upon termination, the NEOs, as would be the case with any Forest employee, would receive any shares of stock awarded under our stock incentive plans that are no longer subject to forfeiture restrictions and would have the right to exercise all vested, unexercised stock options. The NEOs will have a period of 12 months to exercise their stock options instead of the three months generally available to employees. See the caption "Outstanding Equity Awards at Fiscal Year-End" above, for details regarding the securities held by the NEOs at December 31, 2008.

(3)
Reflects the amount payable to the named executive officers under the Executive Plan and salary deferred compensation plans as of December 31, 2008.

(4)
Reflects the cost of continued medical and dental coverage for the executive, his spouse, and any dependents at least equal to the cost of such coverage had the executive not been terminated. With respect to Messrs. Clark, Keyte, and Colwell, the amount assumes this insurance coverage for 30 months following an involuntary termination and, with respect to Messrs. Ridens and Marter, the amount assumes this insurance coverage for 24 months after an involuntary termination following a change-of-control.

(5)
Except as described in note (1) above, the amounts assume that the timing of any payment or benefit is not delayed. If Forest delays making any payment or providing any benefit as a result of a determination that a delay in any such payment or benefit is required pursuant to Section 409A of the Code, then Forest will pay interest on any delayed payment from the date the payment should have been made until the time the payment is actually made at the prime rate on a non-compounded basis (except as otherwise described in note (1) above).

(6)
Upon a voluntary resignation (other than under circumstances pursuant to which a NEO's employment would be considered Involuntarily Terminated as described under Severance Agreements with the NEOs above) or termination for cause, the NEO would not receive any additional payments, except: (i) amounts generally payable to any terminating employee, including accrued vacation, their vested 401(k) Plan balance, the delivery of any vested shares awarded under the stock incentive plan, and vested, unexercised options, which may be exercised for a period of three months following termination; and (ii) amounts held for their benefit under the Executive Plan and salary deferred compensation plans.

Director Compensation

        Forest uses a combination of cash and equity awards to attract and retain qualified candidates to serve on the Board. Each non-employee director is entitled to receive an annual cash retainer of $50,000. Each non-employee member of the Board who serves on the standing committees of the Board also receives a cash retainer for such services. The Audit Committee members receive an annual cash retainer of $15,000, and the Chairman of the Audit Committee receives $30,000. Members of the other standing committees of the Board receive an annual cash retainer in the amount of $5,000, and the Chairmen of the other committees receive an amount equal to $10,000; however, members of the Executive Committee who are not Denver-area residents are paid a retainer of $15,000 instead of the other fees that would apply.

        In addition, during 2008, each non-employee director who is a U.S. resident received a restricted stock award for 1,929 shares under the 2007 Stock Incentive Plan (the "2007 Stock Plan"). Mr. Britton, who is a Canadian resident, received a phantom stock unit award for 1,929 shares under the 2007 Stock Plan. Each award was granted on the date of the annual meeting, May 8, 2008, and had a fair market value equal to $125,000 on the date of the award. The shares included in the directors' restricted stock awards are subject to forfeiture restrictions that will lapse on the first anniversary of the date of the award. The directors, as well as the executive officers, are encouraged to hold shares of Forest's common stock. All non-employee directors are reimbursed by Forest for all costs incurred by them in their capacities as directors, including the costs of attending Board meetings and committee meetings.

        The following table provides information concerning compensation paid to non-employee directors for the fiscal year ended December 31, 2008. Mr. Clark, the only employee director, did not receive separate compensation for his service as a director. The non-employee directors do not participate in any non-equity incentive, retirement, pension, or nonqualified deferred compensation plans.

Name (a)	Fees Earned or Paid in Cash ($)(b)	Stock Awards ($)(c)(1)	Option Awards ($)(d)	Non-Equity Incentive Plan Compensation ($)(e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(f)	All Other Compensation ($)(g)	Total ($)(h)

William L. Britton(2)	55,000	20,172	0	N/A	N/A	0	75,172

Loren K. Carroll(3)	65,000	81,195	0	N/A	N/A	0	146,195

Dod A. Fraser(4)	85,000	81,195	0	N/A	N/A	0	166,195

James H. Lee(5)	80,000	81,195	0	N/A	N/A	0	161,195

James D. Lightner(6)	65,000	81,195	0	N/A	N/A	0	146,195

Patrick R. McDonald(7)	67,500	81,195	0	N/A	N/A	0	148,695

(1)
Amounts reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2008 in accordance with SFAS 123(R), including amounts for restricted stock awards and a phantom stock unit award granted in 2008. A discussion of the valuation assumptions used for purposes of the SFAS 123(R) calculation is included under Note 7 to Forest's 2008 Consolidated Financial Statements that are part of Forest's Annual Report on Form 10-K for the year ended December 31, 2008. In May 2008, the option grants to non-employee directors were replaced with restricted stock awards and a phantom stock unit award.

(2)
The grant date fair value of the phantom stock unit award for 1,929 shares awarded to the director in 2008, computed in accordance with SFAS 123(R), was $125,047. As of December 31, 2008, Mr. Britton had 1,929 shares of restricted phantom stock units subject to forfeiture restrictions and 47,150 options outstanding.

(3)
The grant date fair value of the restricted stock award for 1,929 shares issued to the director in 2008, computed in accordance with SFAS 123(R), was $125,047. As of December 31, 2008, Mr. Carroll had 1,929 shares of restricted stock subject to forfeiture restrictions and 10,000 options outstanding.

(4)
The grant date fair value of the restricted stock award for 1,929 shares issued to the director in 2008, computed in accordance with SFAS 123(R), was $125,047. As of December 31, 2008, Mr. Fraser had 1,929 shares of restricted stock subject to forfeiture restrictions and 32,290 options outstanding.

(5)
The grant date fair value of the restricted stock award for 1,929 shares issued to the director in 2008, computed in accordance with SFAS 123(R), was $125,047. As of December 31, 2008, Mr. Lee had 1,929 shares of restricted stock subject to forfeiture restrictions and 32,290 options outstanding.

(6)
The grant date fair value of the restricted stock award for 1,929 shares issued to the director in 2008, computed in accordance with SFAS 123(R), was $125,047. As of December 31, 2008, Mr. Lightner had 1,929 shares of restricted stock subject to forfeiture restrictions and 24,860 options outstanding.

(7)
The grant date fair value of the restricted stock award for 1,929 shares issued to the director in 2008, computed in accordance with SFAS 123(R), was $125,047. As of December 31, 2008, Mr. McDonald had 1,929 shares of restricted stock subject to forfeiture restrictions and 24,860 options outstanding.

EQUITY COMPENSATION PLAN INFORMATION

        The following table summarizes certain information, as of December 31, 2008, relating to Forest's equity compensation plans.

Plan Category	(a) Number of Securities to be issued upon exercise of outstanding options, warrants and rights		(b) Weighted-average exercise price of outstanding options, warrants and rights		(c) Number of Securities Remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

Equity compensation plans approved by security holders	2,261,221	(1)	$21.1252	(2)	1,666,730	(3)

Equity compensation plans not approved by security holders	0		0		0

Total	2,261,221				1,666,730

(1)
Includes (i) shares underlying outstanding stock options to purchase shares of Forest's common stock under Forest's 2001 and 2007 Stock Plan, (ii) shares underlying outstanding options under a 1996 Stock Plan that expired in March 2002, and (iii) an aggregate of 163,954 shares issuable under phantom stock unit awards granted under Forest's 2001 Stock Plan and 2007 Stock Plan.

(2)
Amount does not reflect (i) the purchase price of shares of Forest's common stock that may be purchased pursuant to Forest's 1999 Employee Stock Purchase Plan, or (ii) price of shares issuable pursuant to outstanding phantom stock units issued under the 2001 and 2007 Stock Incentive Plans.

(3)
Includes shares of Forest's common stock available for issuance under (i) Forest's 2001 Stock Plan, (ii) Forest's 2007 Stock Plan, and (ii) Forest's Employee Stock Purchase Plan. As of December 31, 2008, 104,292 shares of common stock were available for future issuance under the 2001 Stock Plan, 1,478,603 shares of common stock were available for future issuance under the 2007 Stock Plan, and 83,835 shares of common stock were available for future issuance under the Employee Stock Purchase Plan.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        We currently have one class of voting securities outstanding. On March 13, 2009, there were 97,040,205 shares of our common stock outstanding, with each such share being entitled to one vote.

Security Ownership of Beneficial Owners

        The following table sets forth information as of March 13, 2009 concerning persons known to Forest to be the beneficial owner of more than 5% of outstanding shares of Forest common stock. This information is based on information filed with the SEC and information provided to Forest. The number of shares beneficially owned by each person is determined by SEC rules, and the information is not necessarily indicative of beneficial ownership for other purposes. Under these rules, beneficial ownership includes any shares as to which the person has sole or shared voting power or investment power.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class(1)

FMR LLC 82 Devonshire Street Boston, MA 02109	13,001,837	(2)	13.40%

Janus Capital Management LLC 151 Detroit Street Denver, CO 80206	12,064,699	(3)	12.43%

The Anschutz Corporation 2400 Qwest Tower 555 17th Street Denver, CO 80202	7,905,575	(4)	8.15%

Wellington Management Company, LLP 75 State Street Boston, MA 02109	6,661,502	(5)	6.87%

(1)
Based on 97,040,205 shares of common stock outstanding as of March 13, 2009.

(2)
FMR LLC has sole power to vote 1,505,828 of these shares, and sole dispositive power with respect to all 13,001,837 shares.

(3)
Janus Capital Management LLC has sole voting and sole dispositive power with respect to 8,549,335 of these shares, and shared voting and shared dispositive power with respect to 3,515,364 of these shares.

(4)
Based on information included in Forms 4 filed with the SEC through March 13, 2009, there were 7,389,319 shares held by The Anschutz Corporation subject to prepaid forward sales contracts, which are scheduled to conclude in 2009 and 2010. Anschutz retains sole voting power with respect to the shares covered by these contracts until their conclusion.

(5)
Wellington Management Company, LLP has shared dispositive power with respect to 6,587,902 of these shares, and shared voting power with respect to 5,841,602 of these shares.

 Security Ownership of Management

        The following table shows, as of March 13, 2009, the number of shares of Forest common stock beneficially owned by:

  •
  Forest's directors and the director nominees;

  •
  the executive officers of Forest named in the Summary Compensation Table under the caption "Executive Compensation"; and

  •
  all Forest directors and all executive officers as a group.

        Beneficial ownership is determined in accordance with the rules of the SEC. As described above, under these rules, beneficial ownership includes any shares as to which the person has shared or sole voting power or investment power and also any shares that such person has the right to acquire within 60 days through the exercise of any option or other rights.

	Amount and Nature of Beneficial Ownership

Name of Beneficial Owner	Common Stock Beneficially Owned		Options Currently Exercisable Within 60 Days(1)	Total Stock and Stock-Based Holdings		Percent of Class(2)

William L. Britton	2,929	(3)	47,150	50,079	(3)	*

Loren K. Carroll	1,929		10,000	11,929		*

H. Craig Clark	249,305		672,248	921,553		*

Cecil N. Colwell	38,519		10,773	49,292		*

Dod A. Fraser	9,864		32,290	42,154		*

David H. Keyte	116,058		214,090	330,148		*

James H. Lee	11,184		32,290	43,474		*

James D. Lightner	47,579		24,860	72,439		*

Cyrus D. Marter IV	45,099		20,804	65,903		*

Patrick R. McDonald	4,929		24,860	29,789		*

J.C. Ridens	63,883		16,682	77,565		*

All current directors and executive officers as a group (17 persons, including 11 named above)	748,680		1,219,557	1,968,237		2.0%

*
The percentage of shares beneficially owned does not exceed one percent of the outstanding shares of the class.

(1)
Reflects the number of shares that could be acquired as of May 12, 2009 through the exercise of stock options under the terms of Forest's stock plans and option agreements.

(2)
Based on 97,040,205 shares of common stock outstanding as of March 13, 2009.

(3)
Of these shares, Mr. Britton is not entitled to vote 1,929 shares of phantom stock units awarded to him under the 2007 Stock Plan and Phantom Stock Unit Agreement.

PROPOSAL NO. 2—APPROVAL OF ADDITIONAL 500,000 SHARES FOR ISSUANCE UNDER THE
1999 EMPLOYEE STOCK PURCHASE PLAN AND CERTAIN ADMINISTRATIVE CHANGES

        At the meeting, you will be asked to approve an amendment to Forest's 1999 Employee Stock Purchase Plan (the "Purchase Plan"). The primary change effected by the amendment is to make an additional 500,000 shares of common stock available for issuance under the Purchase Plan, bringing the total number of shares authorized for issuance to 800,000 shares of common stock (determined after giving effect to the 1-for-2 reverse stock split that was declared on December 7, 2000). This change, as well as certain additional less significant changes to the Purchase Plan that are made by the amendment, are set forth in the copy of the Purchase Plan, that is attached as Appendix A. The Board is asking shareholders to approve the amendment to the Purchase Plan as it is an integral component of Forest's efforts to attract and retain employees, and provides employees the opportunity to invest in Forest's common stock at an attractive price. As of March 13, 2009, 216,165 shares of common stock had already been issued under the Purchase Plan.

        THE BOARD RECOMMENDS A VOTE "FOR" THE APPROVAL OF AN ADDITIONAL 500,000 SHARES FOR ISSUANCE UNDER THE 1999 EMPLOYEE STOCK PURCHASE PLAN AND CERTAIN ADMINISTRATIVE CHANGES.

 Vote Required

        Approval of the proposed amendment to the Purchase Plan requires the affirmative vote of a majority of the votes cast.

Summary of the Purchase Plan

        The following general description of certain features of the Purchase Plan is qualified in its entirety by reference to the Purchase Plan, which is attached as Appendix A.

        General.    The purpose of the Purchase Plan is to provide an incentive for employees of Forest and its participating subsidiaries to acquire or increase a proprietary interest in Forest through the purchase of shares of Forest common stock.

        Administration.    The Purchase Plan is administered by a committee appointed by the Board. The Employee Benefits Committee (the "Committee") administers the Purchase Plan and has the power to interpret the Purchase Plan. The decisions of the Committee are final and binding upon participants.

        Eligibility.    Each employee of Forest or any subsidiary designated by the Committee is eligible to participate in the Purchase Plan if such employee is regularly scheduled to work more than 20 hours per week and more than five calendar months in any calendar year. An eligible employee may not participate if such employee would own (directly or indirectly), immediately after the grant, 5% of either the voting power or the value of Forest's stock. As of March 13, 2009, approximately 564 employees were eligible to participate in the Purchase Plan.

        Shares Available under the Purchase Plan; Adjustments.    The number of shares of common stock that may be purchased by participating employees under the Purchase Plan will not exceed in the aggregate 800,000 shares (determined after giving effect to the 1-for-2 reverse stock split that was declared on December 7, 2000). In the event that Forest common stock is changed by reason of any stock split, stock dividend, combination, recapitalization, or similar change in Forest's capital structure, appropriate proportional adjustments will be made by the Committee in the number of shares of common stock subject to the Purchase Plan, the maximum number of shares that may be subject to any option, and the number and option price of shares subject to options outstanding under the Purchase Plan.

        Participation in an Offering.    The Purchase Plan is implemented by option periods lasting three months, which coincide with the calendar quarter (option period). To participate in the Purchase Plan, each eligible employee must authorize payroll deductions. A participant may designate a specified whole dollar amount or an integral percentage of their eligible compensation to be deducted for each pay period and paid into the Purchase Plan for their account. The designated percentage may not be less than 1% or more than 15%, subject to limitations. No employee will be granted an option under the Purchase Plan that permits the employee's rights to purchase common stock to accrue at a rate that exceeds $25,000 per calendar year. Unless an employee's payroll deductions are withdrawn, the aggregate payroll deductions credited to the employee's account will be used to purchase shares of common stock at the end of the three-month option period; provided, however, that the maximum number of shares of common stock that may be purchased by a participant under any quarterly option may not exceed 2,500 shares (subject to adjustment).

        Purchase Price.    Shares of common stock may be purchased under the Purchase Plan at a price equal to 85% of the fair market value of the common stock on (i) the date of grant (which is the first day of the quarterly option period), or (ii) the date of exercise (which is the last day of the quarterly option period), whichever is less. On December 31, 2008, the closing price per share of Forest common stock was $16.49. The number of shares of Forest common stock a participant purchases in each option period is determined by dividing the total amount of payroll deductions withheld from the participant's compensation during that option period by the purchase price.

        Withdrawal.    A participant may not change the rate of his or her payroll deductions during an option period. However, a participant may withdraw in whole from the Purchase Plan, but not in part, at any time prior to the date of exercise relating to a particular option period by timely delivering a notice of withdrawal in the manner specified by the Company. Forest will refund to the participant the amount of the participant's payroll deductions under the Purchase Plan that have not been otherwise returned or used upon exercise of options, and thereafter the participant's payroll deduction authorization and interest in unexercised options under the Purchase Plan will terminate.

        Termination of Employment.    Except as described below, if the employment of a participant terminates for any reason, then the participant's participation in the Purchase Plan ceases and the Company will refund the amount of such participant's payroll deductions under the Purchase Plan that have not yet been otherwise returned or used upon exercise of options. If the employment of a participant terminates after such participant has attained age 65 or due to death or disability, the participant, or the participant's personal representative, as applicable, may elect either to (i) withdraw all of the accumulated unused payroll deductions credited to the participant's account, or (ii) exercise the participant's option for the purchase of common stock at the end of the option period. If no such election is timely received by the Company, the participant or personal representative will automatically be deemed to have elected the second alternative.

        Amendments and Termination.    The Purchase Plan may be amended at any time by the Board, except that no change in any option previously granted may be made that would impair the rights of participants without the consent of participants. The Board may terminate the Purchase Plan at any time. The Purchase Plan will continue until June 30, 2013, unless earlier terminated by the Board.

        Merger, Consolidation, or Liquidation of the Company.    If Forest is not the surviving corporation in any merger or consolidation (or survives only as a subsidiary of another entity), or if Forest is to be dissolved or liquidated, then, unless a surviving corporation assumes or substitutes new options for all options then outstanding, (i) the date of exercise for all options then outstanding will be accelerated to a date fixed by the Committee prior to the effective date of such merger or consolidation or such dissolution or liquidation and (ii) upon such effective date any unexercised options will expire and Forest will promptly refund to each participant the amount of such participant's payroll deductions under the Purchase Plan that have not yet been otherwise returned to him or her or used upon exercise of options.

        New Plan Benefits.    Because benefits under the Purchase Plan, as proposed to be amended, will depend on employees' elections to participate and the fair market value of Forest common stock at various future dates, it is not possible to determine the benefits that will be received by executive officers and other employees if the proposed amendment to the Purchase Plan is approved by shareholders. Non-employee directors are not eligible to participate in the Purchase Plan.

United States Federal Income Tax Consequences

        The following is a brief summary of certain of the United States federal income tax consequences relating to the Purchase Plan based on federal income tax laws currently in effect. This summary applies to the Purchase Plan as normally operated and is not intended to provide or supplement tax advice to eligible employees. The summary contains general statements based on current United States federal income tax statutes, regulations, and currently available interpretations thereof. This summary is not intended to be exhaustive and does not describe state, local, or foreign tax consequences or the effect, if any, of gift, estate, and inheritance taxes. The Purchase Plan is not qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code").

        United States Federal Income Tax Consequences to Participants.    A participant's payroll deductions to purchase shares of Forest common stock are made on an after-tax basis. There is currently no federal income tax liability to the participant when shares of Forest common stock are purchased pursuant to the Purchase Plan. However, the participant may incur federal income tax liability upon disposition (including by way of gift) of the shares acquired under the Purchase Plan. The participant's United States federal income tax liability will depend on whether the disposition is a qualifying disposition or a disqualifying disposition as described below.

        If a qualifying disposition of the shares is made by the participant (i.e., a disposition that occurs more than two years after the first day of the option period in which the shares were purchased), or in the event of death (whenever occurring) while owning the shares, the participant will recognize in the year of disposition (or, if earlier, the year of the participant's death) ordinary income in an amount equal to the lesser of (i) the excess of the fair market value of the shares at the time of disposition (or death) over the amount paid for the shares under the option or (ii) 15% of the fair market value of the shares at the date of grant (the beginning of the applicable option period). Upon the sale of the shares, any amount realized in excess of the ordinary income recognized by the participant will be taxed to the participant as a long-term capital gain. If the shares are sold at less than the purchase price under the option, then there will be no ordinary income. Instead, the participant will have a long-term capital loss equal to the difference between the sales price and the purchase price paid under the option.

        If a disqualifying disposition of the shares is made by the participant (i.e., a disposition (other than by reason of death) within two years after the first day of the option period in which the shares were purchased), the participant generally will recognize ordinary income in the year of disposition in an amount equal to any excess of the fair market value of the shares at the date of exercise over the purchase price paid for the shares under the option (even if no gain is realized on the sale or if a gratuitous transfer is made). Any further gain (or loss) realized by the participant generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period.

        United States Federal Income Tax Consequences to Forest or the Participating Subsidiary.    Forest, or its participating subsidiary for which a participant performs services, will be entitled to a deduction only if the participant makes a disqualifying disposition of any shares purchased under the Purchase Plan. In such case, Forest or such participating subsidiary can deduct as a compensation expense the amount that is ordinary income to the participant provided that, among other things, (i) the amount meets the test of reasonableness, is an ordinary and necessary business expense, and is not an "excess parachute payment" within the meaning of Section 280G of the Code, (ii) any applicable reporting obligations are satisfied, and (iii) the one million dollar limitation of Section 162(m) of the Code is not exceeded (if applicable).

 PROPOSAL NO. 3—RATIFICATION OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

        Forest is asking the shareholders to ratify the Audit Committee's appointment of Ernst & Young LLP ("Ernst & Young"), 370 Seventeenth Street, Suite 3300, Denver, Colorado 80202, as Forest's independent registered public accounting firm to audit Forest's consolidated financial statements for the year 2009.

        Services provided to Forest by Ernst & Young during 2008 are described under "Principal Accountant Fees and Services" below. A representative of Ernst & Young will be present at the annual meeting with the opportunity to make a statement if he or she desires to do so and will also be available to respond to appropriate questions.

        In the event the shareholders fail to ratify the appointment, the Audit Committee may consider whether it should select another independent public accounting firm. Although ratification by the shareholders is not required by law, the Board has determined that it is desirable to seek shareholder ratification of the appointment of Ernst & Young in light of the critical role played by independent registered public accountants in maintaining the integrity of financial controls and reporting. Notwithstanding its selection, the Board, in its discretion, may appoint a different independent registered public accounting firm any time during the year if the Board believes that such a change would be in the best interest of Forest and its shareholders.

Vote Required

        Ratification of the appointment of Ernst & Young as Forest's independent registered public accounting firm for 2009 requires the affirmative vote of a majority of the votes cast.

        THE BOARD RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG AS FOREST'S INDEPENDENT PUBLIC ACCOUNTING FIRM.

 PRINCIPAL ACCOUNTANT FEES AND SERVICES

        The following is a summary of the fees billed to Forest by Ernst & Young for audit and other professional services provided by Ernst & Young for 2007 and 2008.

Ernst & Young	2008	2007

Audit fees	$1,465,478	$1,579,471

Audit-related fees	58,700	187,471

Tax fees	168,335	206,324

All other fees	0	0

Total all fees	$1,692,513	$1,973,266

Audit Fees—Consist of aggregate fees billed for professional services provided in connection with the audit of our consolidated financial statements, the audit of our internal control over financial reporting, reviews of our quarterly financial statements, statutory audits, reviews of registration statements, and issuance of consents and letters to underwriters.

Audit-Related Fees—Consist principally of aggregate fees billed for transaction due diligence services, and audits of statements of compliance with agreements.

Tax Fees—Consist of aggregate fees for tax compliance, tax advice and tax planning, tax examination assistance, and tax consulting on sales transactions.

All Other Fees—Consist of aggregate fees for products and services other than as reported above. As indicated, no other fees were billed for 2007 or 2008.

        Preapproval of Audit Services.    The Audit Committee has delegated to the Chairman of the Audit Committee the authority to pre-approve, when the Audit Committee is not in session, audit-related services and non-audit services not prohibited by law to be performed by Forest's independent registered public accounting firm and associated fees for any individual engagement not to exceed $40,000. Any such pre-approval of services and fees by the Chairman are reported to the full Audit Committee at its next regular meeting. All fees set forth in the foregoing table were pre-approved by the Audit Committee or the Chairman of the Audit Committee under the noted delegation of authority.

REPORT OF THE AUDIT COMMITTEE

        The Audit Committee assists the Board in fulfilling its responsibilities for the oversight of the integrity of Forest's financial statements, its compliance with legal and regulatory requirements, the performance of the internal audit function and independent audit, and the independence and qualifications of Forest's independent registered public accountants who report directly to the Audit Committee. The Audit Committee operates under a charter approved by the Board. The full text of the Audit Committee charter is available on Forest's website at www.forestoil.com. As of the date of this report, the Audit Committee was comprised of three directors, each of whom has been determined to be independent within the meaning of rules adopted by the SEC, the listing standards of the NYSE, and Forest's Corporate Governance Guidelines.

        Forest's management has responsibility for preparing Forest's financial statements and the financial reporting process, including the system of internal controls. Forest's independent auditor, Ernst & Young, is responsible for performing an independent audit of the consolidated financial statements in accordance with the standards established by the Public Company Accounting Oversight Board (United States), and for issuing a report on the results of that independent audit. Ernst & Young is also responsible for auditing Forest's internal control over financial reporting and expressing opinions on the effectiveness of Forest's internal control over financial reporting.

        In this context, the Audit Committee hereby reports as follows:

          1.     The Audit Committee has met with management and Ernst & Young, and has reviewed and discussed the audited consolidated financial statements;

          2.     The Audit Committee has discussed with Ernst & Young the matters required by Statement of Auditing Standards No. 114, The Auditors Communication With Those Charged With Governance;

          3.     The Audit Committee has received from and discussed with Ernst & Young the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the audit committee concerning independence, and discussed with Ernst & Young their independence from Forest and its management; and

          4.     Based upon the review and discussions described in paragraphs (1) through (3) above, and the Audit Committee's review of the representations of management and Ernst & Young, the Audit Committee recommended to the Board, and the Board has approved, that the audited consolidated financial statements be included in Forest's Annual Report on Form 10-K for the year ended December 31, 2008, for filing with the SEC.

        The undersigned members of the Audit Committee have submitted this report to the Board.

                      Dod A. Fraser, Chairman
                      James H. Lee
                      Patrick R. McDonald

March 13, 2009

 TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

Affiliate Transaction Policy

        Covered Transactions.    The Board has adopted a written Affiliate Transaction Policy. The policy covers all economic transactions between Forest or any of its subsidiaries or controlled affiliates (including controlled joint ventures), on the one hand, and any designated person, on the other hand. The policy addresses, without limitation, the purchase or sale of assets, other than blind, open-market transactions in Forest's securities over a regulated exchange. The policy does not address employment compensation arrangements with Forest's executive officers. For purposes of this policy, a "designated person" is (i) any Forest shareholder that beneficially owns more than 5% of Forest's outstanding shares of common stock, (ii) any director or executive officer of Forest or any immediate family member of such a person (including in-laws), or (iii) any person known to Forest to be an affiliate of a person under (i) or (ii) (as "affiliate" is defined under the federal securities laws).

  Policy Directives.

        (1)   All Forest officers are notified of the policy in writing every year.

        (2)   The Board is permitted to pre-authorize transactions with designated persons that fall below dollar thresholds set by the Board. Any such pre-authorization may apply only to transactions that are in Forest's ordinary course of business and are either easily comparable to observable market transactions or are on terms no less favorable than the designated person offers to unrelated third parties.

        (3)   Forest's officers are required to provide the Board with all material information relating to any proposed covered transaction (other than a transaction authorized pursuant to paragraph 2 above).

        (4)   In determining whether to authorize and approve any covered transaction, the Board has broad discretion in determining whether the transaction is reasonable in light of the circumstances. It may rely on comparable market transactions, the use of an auction process, an independent valuation, or other similar methods.

        (5)   The Board may review the terms of a covered transaction outside the presence of any directors who have a financial interest in the covered transaction.

        (6)   Other than under paragraph 2 above, a covered transaction may be approved only by a majority of those directors who have no financial interest in the transaction.

Related Party Transactions

        The Anschutz Corporation ("Anschutz") beneficially holds approximately 8% of our common stock. In 1998, we purchased certain oil and gas assets from Anschutz, including two concessions in South Africa. Over the years, the parties have entered into agreements concerning the development of these concession blocks. In 2003, we entered into a participation agreement regarding the development of offshore acreage, including the Ibhubesi Gas Field, with an Anschutz affiliate and The Petroleum Oil and Gas Corporation of South Africa (Pty) Limited ("PetroSA") for the exploration and development of these properties. As of February 27, 2009, the parties' interests in the South African concessions were as follows: Forest—53.2%; Anschutz Overseas South Africa (Pty) Limited—22.8%; and PetroSA—24.0%. Forest is the operator of these concession blocks and is reimbursed by the partners for exploration expenditures and general, technical, and administrative overhead. During 2008, the Anschutz affiliate paid Forest joint interest billings in the amount of $235,000.

 SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Executive officers and directors, as well as certain persons who own more than 10% of our common stock, are required by Section 16(a) of the Securities Exchange Act of 1934 to file reports of their ownership of common stock with the SEC and the NYSE, and to furnish us with copies of the reports.

        Based solely on Forest's review of the reports and written representations received from the directors and executive officers, Forest believes that, during 2008, all of its directors and executive officers timely complied with all Section 16(a) filing requirements.

SHAREHOLDER PROPOSALS FOR 2010 ANNUAL MEETING

        Any proposal that a shareholder wishes to include in Forest's proxy materials for the 2010 annual meeting of shareholders, in accordance with the regulations of the SEC, must be received no later than November 26, 2009. The written proposal will need to comply with the regulations of the SEC under Rule 14a-8 regarding the inclusion of shareholder proposals in company-sponsored proxy materials. Proposals should be addressed to: Secretary, Forest Oil Corporation, 707 Seventeenth Street, Suite 3600, Denver, Colorado 80202, or sent to the Secretary via facsimile at 303.812.1445.

        Any proposal or nomination for director that a shareholder wishes to propose for consideration at the 2010 annual meeting of shareholders, but does not seek to include in our proxy statement under the applicable SEC rules, must be submitted in accordance with our Bylaws, and must be received at our principal executive offices no earlier than December 26, 2009, and not later than January 25, 2010. Any such proposal must be an appropriate subject for shareholder action under applicable law and must otherwise comply with Article I of Forest's Bylaws and must be submitted in writing and mailed to Forest's Secretary, at the address shown above.

Appendix A

Note: This version of the Forest Oil Corporation 1999 Employee Stock Purchase Plan shows the Plan as proposed to be amended if Proposal No. 2 receives the requisite number of "FOR" votes at our 2009 Annual Meeting of Shareholders. The provisions of the Plan that are proposed to be amended are italicized and in boldface type.

 FOREST OIL CORPORATION
1999 EMPLOYEE STOCK PURCHASE PLAN
AS AMENDED EFFECTIVE AS OF MAY 12, 2009

        1.    Purpose.    The FOREST OIL CORPORATION 1999 EMPLOYEE STOCK PURCHASE PLAN (the "Plan") is intended to provide an incentive for employees of FOREST OIL CORPORATION (the "Company") and certain of its subsidiaries to acquire or increase a proprietary interest in the Company through the purchase of shares of the Company's common stock. The Plan is intended to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). The provisions of the Plan shall be construed in a manner consistent with the requirements of that section of the Code.

        2.    Definitions.    Where the following words and phrases are used in the Plan, they shall have the respective meanings set forth below, unless the context clearly indicates to the contrary:

          (a)   "Board" means the Board of Directors of the Company or a duly authorized committee thereof.

          (b)   "Code" means the Internal Revenue Code of 1986, as amended.

          (c)   "Committee" means the Forest Oil Corporation Employee Benefits Committee.

          (d)   "Company" means Forest Oil Corporation, a New York corporation.

          (e)   "Date of Exercise" means the last day of each Option Period.

          (f)    "Date of Grant" means July 1, 1999, and, thereafter, the first day of each successive October, January, April, and July.

          (g)   "Eligible Compensation" means regular straight-time earnings or base salary, determined before giving effect to any salary reduction agreement pursuant to (i) a qualified cash or deferred arrangement (within the meaning of Section 401(k) of the Code), or (ii) a cafeteria plan (within the meaning of Section 125 of the Code). Eligible Compensation shall not include overtime, bonuses, commissions, severance pay, incentive pay, shift premium differentials, pay in lieu of vacation, reimbursements, or any other special or incentive payments excluded by the Committee in its discretion (applied in a uniform basis).

          (h)   "Eligible Employee" means, with respect to each Date of Grant, each employee of the Company or a Participating Company who, as of such Date of Grant, is regularly scheduled to work more than 20 hours per week and more than five months in any calendar year.

          (i)    "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          (j)    "Option Period" means the three month period beginning on each Date of Grant.

          (k)   "Option Price" shall have the meaning assigned to such term in paragraph 8(b).

          (l)    "Participating Company" means any present or future parent or subsidiary corporation of the Company that participates in the Plan pursuant to paragraph 4.

          (m)  "Plan" means this Forest Oil Corporation 1999 Employee Stock Purchase Plan, as amended from time to time.

          (n)   "Restriction Period" means the period of time during which shares of Stock acquired by a participant in the Plan may not be sold, assigned, pledged, exchanged, hypothecated or otherwise transferred, encumbered or disposed of by such participant as provided in paragraph 8(d).

          (o)   "Stock" means the shares of the Company's common stock, par value $.10 per share.

        3.    Administration of the Plan.    The Plan shall be administered by the Committee. Subject to the provisions of the Plan, the Committee shall interpret the Plan and all options granted under the Plan, make such rules as it deems necessary for the proper administration of the Plan, and make all other determinations necessary or advisable for the administration of the Plan. In addition, the Committee shall correct any defect or supply any omission or reconcile any inconsistency in the Plan, or in any option granted under the Plan, in the manner and to the extent that the Committee deems desirable to carry the Plan or any option into effect. The Committee shall, in its sole discretion, make such decisions or determinations and take such actions, and all such decisions, determinations and actions taken or made by the Committee pursuant to this and the other paragraphs of the Plan shall be conclusive on all parties. The Committee shall not be liable for any decision, determination or action taken in good faith in connection with the administration of the Plan. The Committee shall have the authority to delegate routine day-to-day administration of the Plan to such officers and employees of the Company as the Committee deems appropriate.

        4.    Participating Companies.    The Committee may designate any present or future parent or subsidiary corporation of the Company that is eligible by law to participate in the Plan as a Participating Company by written instrument delivered to the designated Participating Company. Such written instrument shall specify the effective date of such designation and shall become, as to such designated Participating Company and persons in its employment, a part of the Plan. The terms of the Plan may be modified as applied to the Participating Company only to the extent permitted under Section 423 of the Code. Transfer of employment among the Company and Participating Companies (and among any other parent or subsidiary corporation of the Company) shall not be considered a termination of employment hereunder. Any Participating Company may, by appropriate action of its Board of Directors, terminate its participation in the Plan. Moreover, the Committee may, in its discretion, terminate a Participating Company's Plan participation at any time.

        5.    Eligibility.    Subject to the provisions hereof, all Eligible Employees as of a Date of Grant shall be eligible to participate in the Plan with respect to options granted under the Plan as of such date.

        6.    Stock Subject to the Plan.    Subject to the provisions of paragraph 13, the aggregate number of shares that may be sold pursuant to options granted under the Plan, as determined after giving effect to the 1-for-2 reverse stock split that was declared on December 7, 2000, shall not exceed 800,000 shares of authorized Stock, which shares may be unissued shares or reacquired shares, including shares bought on the market or otherwise for purposes of the Plan. Should any option granted under the Plan expire or terminate prior to its exercise in full, the shares theretofore subject to such option may again be subject to an option granted under the Plan. Any shares that are not subject to outstanding options upon the termination of the Plan shall cease to be subject to the Plan.

        7.    Grant of Options.

        (a)    In General.    Commencing on July 1, 1999, and continuing while the Plan remains in force, the Company shall, on each Date of Grant, grant an option under the Plan to purchase shares of Stock to each Eligible Employee as of such Date of Grant who elects to participate in the Plan; provided, however, that no option shall be granted to an Eligible Employee if such individual, immediately after the option is granted, owns stock possessing five percent or more of the total combined voting power or value of all classes of stock of the Company or of its parent or subsidiary corporations (within the meaning of Sections 423(b)(3) and 424(d) of the Code). Except as provided in paragraph 13, the term of each option shall be for three months, which shall begin on a Date of Grant and end on the last day of such three-month period. Subject to subparagraph 7(d), the number of shares of Stock subject to an option for a participant shall be equal to the quotient of (i) the aggregate payroll deductions withheld on behalf of such participant during the Option Period in accordance with subparagraph 7(b), divided by (ii) the Option Price of the Stock applicable to the Option Period, rounded down to the nearest whole share; provided, however, that the maximum number of shares of Stock that may be subject to any option for a participant may not exceed 2,500 (subject to adjustment as provided in paragraph 13).

        (b)    Election to Participate; Payroll Deduction Authorization.    An Eligible Employee may participate in the Plan only by means of payroll deduction. Except as provided in subparagraph 7(f), each Eligible Employee who elects to participate in the Plan shall deliver to the Company, within the time period prescribed by the Committee, a written payroll deduction authorization in a form prepared by the Company whereby he gives notice of his election to participate in the Plan as of the next following Date of Grant, and whereby he designates a specified whole dollar amount or an integral percentage of his Eligible Compensation to be deducted from his compensation for each pay period and paid into the Plan for his account. The designated percentage may not be less than 1% nor exceed 15%.

        (c)    Changes in Payroll Authorization.    The payroll deduction authorization referred to in subparagraph 7(b) may not be changed during the Option Period. However, a participant may withdraw from the Plan as provided in paragraph 9.

        (d)    $25,000 Limitation.    No employee shall be granted an option under the Plan which permits his rights to purchase Stock under the Plan and under all other employee stock purchase plans of the Company and its parent and subsidiary corporations to accrue at a rate which exceeds $25,000 of fair market value of Stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time (within the meaning of Section 423(b)(8) of the Code). Any payroll deductions in excess of the amount specified in the foregoing sentence shall be returned to the participant as soon as administratively feasible after the next following Date of Exercise.

        (e)    Leaves of Absence.    During a paid leave of absence approved by the Company and meeting the requirements of Treasury Regulation § 1.421-7(h)(2), a participant's elected payroll deductions shall continue. A participant may not contribute to the Plan during an unpaid leave of absence. If a participant takes an unpaid leave of absence that is approved by the Company and meets the requirements of Treasury Regulation § 1.421-7(h)(2), then such participant's payroll deductions for such Option Period that were made prior to such leave may remain in the Plan and be used to purchase Stock under the Plan on the Date of Exercise relating to such Option Period. If a participant takes a leave of absence that is not described in the first or third sentence of this subparagraph 7(e), then he shall be considered to have terminated his employment and withdrawn from the Plan pursuant to the provisions of paragraph 9 hereof. Further, notwithstanding the preceding provisions of this subparagraph 7(e), if a participant takes a leave of absence that is described in the first or third sentence of this subparagraph 7(e) and such leave of absence exceeds 90 days, then he shall be considered to have withdrawn from the Plan pursuant to the provisions of paragraph 9 hereof and terminated his employment on the 91st day of such leave of absence.

        (f)    Continuing Election.    Subject to the limitation set forth in subparagraph 7(d), a participant (i) who has elected to participate in the Plan pursuant to subparagraph 7(b) as of a Date of Grant and (ii) who takes no action to change or revoke such election as of the next following Date of Grant and/or as of any subsequent Date of Grant prior to any such respective Date of Grant shall be deemed to have made the same election, including the same attendant payroll deduction authorization, for such next following and/or subsequent Date(s) of Grant as was in effect immediately prior to such respective Date of Grant. Payroll deductions that are limited by subparagraph 7(d) shall recommence at the rate provided in such participant's payroll deduction authorization at the beginning of the first Option Period that is scheduled to end in the following calendar year, unless the participant changes the amount of his payroll deduction authorization pursuant to paragraph 7, withdraws from the Plan as provided in paragraph 9, or is terminated from participation in the Plan as provided in paragraph 10.

        8.    Exercise of Options.

        (a)    General Statement.    Subject to the limitation set forth in subparagraph 7(d), each participant in the Plan automatically and without any act on his part shall be deemed to have exercised his option on each Date of Exercise to the extent his unused payroll deductions under the Plan are sufficient to purchase at the Option Price whole shares of Stock and to the extent the issuance of Stock to such participant upon such exercise is lawful. Any amount relating to such option that remains in his account representing a fractional share shall be applied to the purchase of shares of Stock during the next Option Period as if such participant had contributed such amount by payroll deduction to the Plan during such period for the option that relates to such period. If the total number of shares of Stock for which options are exercised on any Date of Exercise exceeds the maximum number of shares then available for sale under the Plan, then the Company shall allocate the remaining shares by reducing participants' designated payroll deduction authorization percentages in order of the highest percentages until the excess is eliminated, and any remaining balance of payroll deductions credited to the account of a participant under the Plan shall be refunded to him promptly.

        (b)    "Option Price" Defined.    The term "Option Price" shall mean the per share price of Stock to be paid by each participant on each exercise of his option, which price shall be equal to 85% of the fair market value of the Stock on the Date of Exercise or on the Date of Grant, whichever amount is less. For all purposes under the Plan, the fair market value of a share of Stock on a particular date shall be equal to the closing price of the Stock on the New York Stock Exchange, Inc. on that date (or, if no shares of Stock have been traded on that date, on the next regular business date on which shares of the Stock are so traded). Notwithstanding the preceding sentence, in the event the Stock is not listed on the New York Stock Exchange, Inc. at the time a determination of its value is required to be made hereunder, the determination of its fair market value shall be made by the Committee in such manner as it deems appropriate.

        (c)    Delivery of Share Certificates.    As soon as practicable after each Date of Exercise, the Company shall deliver to a custodian selected by the Committee one or more certificates representing (or shall otherwise cause to be credited to the account of such custodian) the total number of whole shares of Stock respecting options exercised on such Date of Exercise in the aggregate of all of the participating employees hereunder. Such custodian shall keep accurate records of the beneficial interests of each participating employee in such shares by means of participant accounts under the Plan, and shall provide each participating employee with quarterly or such other periodic statements with respect thereto as may be directed by the Committee. If the Company is required to obtain from any U.S. commission or agency authority to issue any such shares, the Company shall seek to obtain such authority. Inability of the Company to obtain from any commission or agency (whether U.S. or foreign) authority which counsel for the Company deems necessary for the lawful issuance of any such shares shall relieve the Company from liability to any participant in the Plan except to return to him the amount of his payroll deductions under the Plan which would have otherwise been used upon exercise of the relevant option.

        (d)    Restrictions on Transfer.    The Committee may from time to time specify with respect to a particular grant of options the Restriction Period that shall apply to the shares of Stock acquired pursuant to such options. Unless otherwise specified by the Committee, the Restriction Period applicable to shares of Stock acquired under the Plan shall be a period of six months after the Date of Exercise of the options pursuant to which such shares were acquired. Except as hereinafter provided, during the Restriction Period applicable to shares of Stock acquired under the Plan, such shares may not be sold, assigned, pledged, exchanged, hypothecated or otherwise transferred, encumbered or disposed of by the participant who has purchased such shares; provided, however, that such restriction shall not apply to the transfer, exchange or conversion of such shares of Stock pursuant to a merger, consolidation or other plan of reorganization of the Company, but the stock, securities or other property (other than cash) received upon any such transfer, exchange or conversion shall also become subject to the same transfer restrictions applicable to the original shares of Stock, and shall be held by the custodian, pursuant to the provisions hereof. Upon the expiration of such Restriction Period, the transfer restrictions set forth in this subparagraph 8(d) shall cease to apply and the optionee may, pursuant to procedures established by the Committee and the custodian, direct the sale or distribution of some or all of the whole shares of Stock in his Company stock account that are not then subject to transfer restrictions and, in the event of a sale, request payment of the net proceeds from such sale. The Committee may cause the Stock issued in connection with the exercise of options under the Plan to bear such legends or other appropriate restrictions, and the Committee may take such other actions, as it deems appropriate in order to reflect the transfer restrictions set forth in this subparagraph 8(d) and to assure compliance with applicable laws.

        9.    Withdrawal from the Plan.

        (a)    General Statement.    Any participant may withdraw in whole from the Plan at any time prior to the Date of Exercise relating to a particular Option Period. Partial withdrawals shall not be permitted. A participant who wishes to withdraw from the Plan must timely deliver to the Company a notice of withdrawal in a form prepared by the Company. The Company, promptly following the time when the notice of withdrawal is delivered, shall refund to the participant the amount of his payroll deductions under the Plan which have not yet been otherwise returned to him or used upon exercise of options; and thereupon, automatically and without any further act on his part, his payroll deduction authorization and his interest in unexercised options under the Plan shall terminate.

        (b)    Eligibility Following Withdrawal.    A participant who withdraws from the Plan shall be eligible to participate again in the Plan upon expiration of the Option Period during which he withdrew (provided that he is otherwise eligible to participate in the Plan at such time).

        10.    Termination of Employment.

        (a)    General Statement.    Except as provided in subparagraph 10(b), if the employment of a participant terminates for any reason whatsoever, then his participation in the Plan automatically and without any act on his part shall terminate as of the date of the termination of his employment. The Company shall promptly refund to him the amount of his payroll deductions under the Plan which have not yet been otherwise returned to him or used upon exercise of options, and thereupon his interest in unexercised options under the Plan shall terminate.

        (b)    Termination by Retirement, Death or Disability.    If the employment of a participant terminates after such participant has attained age 65 or due to such participant's death or permanent and total disability (within the meaning of Section 22(e)(3) of the Code), then such participant, or such participant's personal representative, as applicable, shall have the right to elect either to:

            (i)  withdraw all of such participant's accumulated unused payroll deductions under the Plan; or

           (ii)  exercise such participant's option for the purchase of Stock on the last day of the Option Period during which termination of employment occurs for the purchase of the number of whole shares of Stock which the accumulated payroll deductions at the date of such participant's termination of employment will purchase at the applicable Option Price (subject to subparagraph 7(d)), and receive a payment from the Company promptly after such exercise in the amount of such participant's payroll deductions under the Plan which have not yet been otherwise returned to him or used upon exercise of options.

The participant or, if applicable, such personal representative, must make such election by giving written notice to the Committee at such time and in such manner as the Committee prescribes. In the event that no such written notice of election is timely received by the Committee, the participant or personal representative will automatically be deemed to have elected as set forth in clause (2) above.

        11.    Restriction Upon Assignment of Option.    An option granted under the Plan shall not be transferable otherwise than by will or the laws of descent and distribution. Each option shall be exercisable, during his lifetime, only by the employee to whom granted. The Company shall not recognize and shall be under no duty to recognize any assignment or purported assignment by an employee of his option or of any rights under his option or under the Plan.

        12.    No Rights of Shareholder Until Exercise of Option.    With respect to shares of Stock subject to an option, an optionee shall not be deemed to be a shareholder, and he shall not have any of the rights or privileges of a shareholder, until such option has been exercised. With respect to an individual's Stock held by the custodian pursuant to subparagraph 8(d), the custodian shall, as soon as practicable, pay the individual any cash dividends attributable thereto or credit such dividends to such individual's account (as directed by the Committee in its discretion applied in a uniform manner) and shall, in accordance with procedures adopted by the custodian, facilitate the individual's voting rights attributable thereto.

        13.    Changes in Stock; Adjustments.    Whenever any change is made in the Stock, by reason of a stock dividend or by reason of subdivision, stock split, reverse stock split, recapitalization, reorganization, combination, reclassification of shares or other similar change, appropriate action shall be taken by the Committee to prevent the dilution or enlargement of rights by adjusting accordingly the number of shares subject to the Plan, the maximum number of shares that may be subject to any option, and the number and Option Price of shares subject to options outstanding under the Plan.

        If the Company shall not be the surviving corporation in any merger or consolidation (or survives only as a subsidiary of another entity), or if the Company is to be dissolved or liquidated, then, unless a surviving corporation assumes or substitutes new options (within the meaning of Section 424(a) of the Code) for all options then outstanding, (i) the Date of Exercise for all options then outstanding shall be accelerated to a date fixed by the Committee prior to the effective date of such merger or consolidation or such dissolution or liquidation and (ii) upon such effective date any unexercised options shall expire and the Company promptly shall refund to each participant the amount of such participant's payroll deductions under the Plan which have not yet been otherwise returned to him or used upon exercise of options.

        14.    Use of Funds; No Interest Paid.    All funds received or held by the Company under the Plan shall be included in the general funds of the Company free of any trust or other restriction, and may be used for any corporate purpose. No interest shall be paid to any participant.

        15.    Term of the Plan.    The Plan shall be effective upon the date of its adoption by the Board, provided the Plan is approved by the shareholders of the Company within 12 months thereafter. Notwithstanding any provision in the Plan, no option granted under the Plan shall be exercisable prior to such shareholder approval, and, if the shareholders of the Company do not approve the Plan by the Date of Exercise of the first option granted hereunder, then the Plan shall automatically terminate, no options may be exercised hereunder, and the Company promptly shall refund to each participant the amount of such participant's payroll deductions under the Plan; and thereupon, automatically and without any further act on his part, his payroll deduction authorization and his interest in unexercised options under the Plan shall terminate. Except with respect to options then outstanding, if not sooner terminated under the provisions of paragraph 16, the Plan shall terminate upon and no further payroll deductions shall be made and no further options shall be granted after June 30, 2013.

        16.    Amendment or Termination of the Plan.    The Board in its discretion may terminate the Plan at any time with respect to any Stock for which options have not theretofore been granted. The Board shall have the right to alter or amend the Plan or any part thereof from time to time; provided, however, that no change in any option theretofore granted may be made that would impair the rights of the optionee without the consent of such optionee.

        17.    Securities Laws.    The Company shall not be obligated to issue any Stock pursuant to any option granted under the Plan at any time when the offer, issuance or sale of shares covered by such option has not been registered under the Securities Act of 1933, as amended, or does not comply with such other state, federal or foreign laws, rules or regulations, or the requirements of any stock exchange upon which the Stock may then be listed, as the Company or the Committee deems applicable and, in the opinion of legal counsel for the Company, there is no exemption from the requirements of such laws, rules, regulations or requirements available for the offer, issuance and sale of such shares. Further, all Stock acquired pursuant to the Plan shall be subject to the Company's policies concerning compliance with securities laws and regulations, as such policies may be amended from time to time. The terms and conditions of options granted hereunder to, and the purchase of shares by, persons subject to Section 16 of the Exchange Act shall comply with any applicable provisions of Rule 16b-3. As to such persons, the Plan shall be deemed to contain, and such options shall contain, and the shares issued upon exercise thereof shall be subject to, such additional conditions and restrictions as may be required from time to time by Rule 16b-3 to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

        18.    No Restriction on Corporate Action.    Nothing contained in the Plan shall be construed to prevent the Company or any subsidiary from taking any corporate action that is deemed by the Company or such subsidiary to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any option granted under the Plan. No employee, beneficiary or other person shall have any claim against the Company or any subsidiary as a result of any such action.

        19.    Miscellaneous Provisions.

        (a)    Parent and Subsidiary Corporations.    For all purposes of the Plan, a corporation shall be considered to be a parent or subsidiary corporation of the Company only if such corporation is a parent or subsidiary corporation of the Company within the meaning of Sections 424(e) and (f) of the Code.

        (b)    Number and Gender.    Wherever appropriate herein, words used in the singular shall be considered to include the plural and words used in the plural shall be considered to include the singular. The masculine gender, where appearing in the Plan, shall be deemed to include the feminine gender.

        (c)    Headings.    The headings and subheadings in the Plan are included solely for convenience, and if there is any conflict between such headings or subheadings and the text of the Plan, the text shall control.

        (d)    Not a Contract of Employment.    The adoption and maintenance of the Plan shall not be deemed to be a contract between the Company or any Participating Company and any person or to be consideration for the employment of any person. Participation in the Plan at any given time shall not be deemed to create the right to participate in the Plan, or any other arrangement permitting an employee of the Company or any Participating Company to purchase Stock at a discount, in the future. The rights and obligations under any participant's terms of employment with the Company or any Participating Company shall not be affected by participation in the Plan. Nothing herein contained shall be deemed to give any person the right to be retained in the employ of the Company or any Participating Company or to restrict the right of the Company or any Participating Company to discharge any person at any time, nor shall the Plan be deemed to give the Company or any Participating Company the right to require any person to remain in the employ of the Company or such Participating Company or to restrict any person's right to terminate his employment at any time. The Plan shall not afford any participant any additional right to compensation as a result of the termination of such participant's employment for any reason whatsoever.

        (e)    Compliance with Applicable Laws.    The Company's obligation to offer, issue, sell or deliver Stock under the Plan is at all times subject to all approvals of and compliance with any governmental authorities (whether domestic or foreign) required in connection with the authorization, offer, issuance, sale or delivery of Stock as well as all federal, state, local and foreign laws. Without limiting the scope of the preceding sentence, and notwithstanding any other provision in the Plan, the Company shall not be obligated to grant options or to offer, issue, sell or deliver Stock under the Plan to any employee who is a citizen or resident of a jurisdiction the laws of which, for reasons of its public policy, prohibit the Company from taking any such action with respect to such employee.

        (f)    Severability.    If any provision of the Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining provisions hereof; instead, each provision shall be fully severable and the Plan shall be construed and enforced as if said illegal or invalid provision had never been included herein.

        (g)    Governing Law.    All provisions of the Plan shall be construed in accordance with the laws of New York except to the extent preempted by federal law.

        (h)    Electronic and/or Telephonic Documentation and Submission.    Any of the payroll deduction authorizations, enrollment documents and any other forms and designations referenced in the Plan and their submission may be electronic and/or telephonic, as directed by the Committee.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" EACH OF THE PROPOSALS REFERRED TO BELOW.

Please mark your votes as indicated in this example	☒

If you choose not to vote via telephone or on the Internet, please promptly mark this Proxy Card to specify how you would like your shares voted and date, sign and mail it in the enclosed envelope. No postage is required if mailed within the United States.

Proposal 1.	Proposal to elect two Class III directors to serve until Forest's 2012 annual meeting of shareholders.	FOR ALL	WITHHOLD FOR ALL	EXCEPTIONS*
	01 Dod A. Fraser 02 James D. Lightner	☐	☐	☐
(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box above and write that nominee's name in the space provided below.)
*Exceptions

		FOR	AGAINST	ABSTAIN
Proposal 2.	Proposal to approve an additional 500,000 shares for issuance under the Forest Oil Corporation 1999 Employee Stock Purchase Plan and make certain administrative changes.	☐	☐	☐
Proposal 3.	Proposal to ratify the appointment of Ernst & Young LLP as Forest's independent registered public accountants for the year ending December 31, 2009.	☐	☐	☐
In addition, I hereby authorize such proxies to vote my shares in their discretion as to any other matter that may come before the Annual Meeting.

IF YOU EXECUTE AND RETURN THIS PROXY CARD BUT DO NOT SPECIFY THE MANNER IN WHICH THE PROXIES SHOULD VOTE YOUR SHARES, THE PROXIES WILL VOTE YOUR SHARES "FOR" EACH OF THE FOREGOING PROPOSALS AND IN THEIR DISCRETION AS TO ANY OTHER MATTER COMING BEFORE THE ANNUAL MEETING.

Mark Here for Address Change or Comments SEE REVERSE	☐	MARK HERE IF YOU PLAN TO ATTEND THE MEETING	☐	YES

Signature	Signature	Date

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

FOLD AND DETACH HERE

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING;
BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the annual meeting day.

INTERNET http://www.proxyvoting.com/fst
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.
OR
TELEPHONE 1-866-540-5760
Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.
If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.
Important notice regarding the Internet availability of proxy materials for the Annual Meeting of shareholders	Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.
The Proxy Statement and the 2008 Annual Report to Stockholders are available at: http://bnymellon.mobular.net/bnymellon/fst

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PROXY

FOREST OIL CORPORATION

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR ANNUAL MEETING OF SHAREHOLDERS

        I have received the Proxy Statement dated March 26, 2009 of Forest Oil Corporation and hereby appoint H. Craig Clark and Cyrus D. Marter IV, and each of them, as my proxies, with full power of substitution and resubstitution, to represent me at the Annual Meeting of Shareholders of Forest Oil Corporation to be held on May 12, 2009 (and at any adjournments or postponements of the Annual Meeting), and to vote all shares of common stock that I would be entitled to vote if personally present at the Annual Meeting, or any adjournment or postponement of the Annual Meeting, in the manner specified below (or, if I do not specify how to vote, to vote all of my shares FOR each of the proposals described below and to vote in the discretion of the proxies as to any other matters coming before the Annual Meeting.)

SEE REVERSE SIDE		SEE REVERSE SIDE
BNY MELLON SHAREOWNER SERVICES P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250
Address Change/Comments (Mark the corresponding box on the reverse side)
(Continued and to be marked, dated and signed, on the other side)

FOLD AND DETACH HERE

You can now access your Forest Oil Corporation account online.

Access your Forest Oil Corporation shareholder account online via Investor ServiceDirect® (ISD).

The transfer agent for Forest Oil Corporation now makes it easy and convenient to get current information on your shareholder account.

• View account status	• View payment history for dividends
• View certificate history	• Make address changes
• View book-entry information	• Obtain a duplicate 1099 tax form
• Establish/change your PIN

Visit us on the web at http://www.bnymellon.com/shareowner/isd
For Technical Assistance Call 1-877-978-7778 between 9am-7pm
Monday-Friday Eastern Time

www.bnymellon.com/shareowner/isd

Investor ServiceDirect®

Available 24 hours per day, 7 days per week

TOLL FREE NUMBER: 1-800-370-1163

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.

44804